Exhibit 4.10

                                                                   Final Version
                                                        (Unofficial translation)






                    PARTICIPATION AND SHARE PURCHASE CONTRACT


                         ENTERED INTO BETWEEN AND AMONG


                        CORPORACION JOSE R. LINDLEY S.A.


                                       AND


                             EMBONOR HOLDINGS S.A.,


                          EMBOTELLADORA ARICA OVERSEAS


                            WITH THE PARTICIPATION OF


                     SOCIEDAD DE CARTERA DEL PACIFICO S.R.L.


                             COCA-COLA EMBONOR S.A.






                                January 29, 2004



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This document evidences the Participation and Share Purchase Contract entered into by:

     -- Corporacion Jose R. Lindley S.A., taxpayer number 20101024645, duly represented by Emilio Rodriguez-Larrain, national identity card number 0707276734, and Manuel Salazar Corvetto, national identity card number 07269039 and Johnny Lindley Taboada, national identity card number 07815944, all of them domiciled at Cajamarca 371, Rimac, Lima, Peru, as per powers of attorney awarded by the General Shareholders' Meeting held on January 20, 2004 (hereinafter, "the Buyer" or "JRL"), as one party;

and:

     -- Embonor Holdings S.A., a company domiciled in the Republic of Chile, duly represented by Andres Vicuna Garcia-Huidobro, national identity card number 7.040.012-k, and Cristian Hohlberg Recabarren, national identity card number 7.149.293-1, all of them domiciled at Avenida Apoquindo N(degree)3721, 10th floor, District of Las Condes, Santiago, Chile, as per powers of attorney evidenced through a Public Deed dated January 6, 2004 executed at the Notary Public's Office of Santiago, Chile of Mr. Raul Undurraga, (hereinafter "Holdings") and Embotelladora Arica Overseas, a company organized and incorporated under the laws of Cayman Islands, duly represented by Andres Vicuna Garcia-Huidobro, national identity card number 7.040.012-k, and Jose Tomas Errazuriz Grez, national identity card number 7.013.621-K, all of them domiciled at Ugland House, P.O. Box 309, George Town, Grand Cayman, as per a power of attorney dated December 18, 2003 executed at the Notary's Office of Santiago, Chile of Mr. Raul Undurraga (hereinafter "Overseas") (both hereinafter referred to as, "the Sellers") as the other party; and

with the participation of:

     -- Sociedad de Cartera del Pacifico S.R.L., taxpayer number 20423835622, duly represented by Ximena Sol Benavides Reverditto, national identity card number 10803724, domiciled at Av. Santa Maria 140, Miraflores, Lima, Peru, as per powers of attorney recorded under Record number 1119700 of the Register of Legal Entities, (hereinafter, "SOCAP").

     -- Coca-Cola Embonor S.A., a company domiciled in the Republic of Chile, duly represented by Andres Vicuna Garcia-Huidobro, national identity card number 7.040.012-K, and Cristian Hohlberg Recabarren, national identity card number 7.149.293-7, all of them domiciled at Avenida Apoquindo 3721, 10th floor, district of Las Condes, Santiago, Chile, (hereinafter, "Embonor"), under the following terms and conditions:

CLAUSE FIRST:  BACKGROUND

1.1. Embonor is the indirect owner of Shares of Common Stock and of Investment Shares in Embotelladora Latinoamericana S.A. ("ELSA") through the following structure:

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     (a)  Its subsidiaries Holdings and Overseas, are partners, jointly with
          Peru Beverages Limitada S.R.L. ("PBL"), a company controlled by The Coca Cola Company, in SOCAP.

          SOCAP is a limited liability company organized and domiciled in Peru, registered in record number 11119700 of the Ledger of Mercantile Companies of the Register of Legal entities of Lima.

          SOCAP is a holding company that keeps the following assets and liabilities:

          (i) the only assets are 604,013,193 Shares of Common Stock and 6,742,216 Investment Shares, and

          (ii) the only liability is an account payable to ELSA in the amount of US$ 63,000.

          Holdings is the owner of 556,105,810 participations, and Overseas is the owner of 42,484,061 participations in SOCAP. The participation of both companies is the equivalent to 81.73% of the corporate capital of SOCAP, whereas that of PBL is the equivalent to 18.27%.

     (b) Holdings is the direct owner of 12,822,042 Shares of Common Stock and 602,500 Investment Shares.

          Consequently, the structure described above determines that Embonor, through Holdings and Overseas, holds in the aggregate a total participation of 60.45% in ELSA.

1.2. ELSA is the corporation organized and domiciled in Peru, registered in record number 11012037 of the Ledger of Mercantile Companies of the Register of Legal entities of Lima, the capital of which is represented by 748,236,466 Shares of Common Stock each one of which is worth S/. 1.00, fully subscribed and paid-in, and which also has issued another 99,747,256 Investment Shares each one of which is worth S/.1.00, fully paid-in.

     ELSA is registered in the Register of Legal entities of CONASEV and its Shares of Common Stock and Investment Shares are registered in the Public Register of the Securities Market and in the Lima Stock Exchange.

1.3. Through a business agreement dated January 14, 2004 (the "Business Agreement"), JRL and Embonor agreed upon certain terms and conditions applicable to this transaction.

1.4. Within the frame of the Business Agreement, the Parties have conducted negotiations as of the date hereof, reaching the agreements described below, which are materialized through this document which is entered into by the persons


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     individualized in the introductory section hereof, who have stated to have been awarded by the parties they represent with all the authorizations and powers of attorney as necessary for the execution of this Contract.


CLAUSE SECOND:  DEFINITIONS

For the purposes of the Contract, the following terms shall have the meanings set forth below:

Share of Common Stock:    It is a share with a voting right representing the
                          corporate capital of ELSA.

Direct Shares of Common Stock:  They are 12,822,042 Shares of Common Stock owned by Holdings, representing 1.1713635% of the corporate capital of ELSA.

Indirect Shares of Common Stock:  They are 604,013,193 Shares of Common Stock
                          owned by SOCAP, representing 80.724907% of the corporate capital of ELSA.

Investment Share:         It is an investment Share representing ELSA's
                          Investment Shares account.

Direct  Investment  Shares:  They are 602,500  Investment Shares owned by
                          Holdings, representing 0.604% of ELSA's Investment Shares account.

Indirect  Investment  Shares:  They are 6,742,216  Investment  Shares owned by
                          SOCAP,  representing  6.75929972% of
                          ELSA's Investment Shares account.

Direct Shares:            They are the Direct Shares of Common Stock plus the
                          Direct Investment Shares.

Indirect Shares:          They are the Indirect Shares of Common Stock plus the
                          Indirect Investment Shares.

Bottling  Activities:     They are those activities related with the
                          preparation, production and distribution, in both a wholesale and retail basis, of carbonated beverage products, table water and the other products currently produced and/or marketed and/or sold by ELSA.

Business Agreement:       It has the meaning assigned to same in number 1.3.

Adjustment of Net Cash and Working Capital:  It is the adjustment made to the
                          Price of the Securities as per the terms of number 6.1.

OPA Adjustment:           It is the adjustment made to the Price of the
                          Securities as per the terms of number 6.2.

Independent Auditor:      It is Ernst & Young.


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Yankee Bonds:             They are the bonds with their accrued interest,
                          issued by Embonor acting through its Agency in Cayman Islands under the Indenture Contract dated March 25, 1999, the Trustee of which is the Bank of New York, owned by ELSA.

Net Cash and Working Capital:  It has the meaning assigned to same in
                          Appendix 6.1.

Notice Letter:            It is the letter that must be sent by the
                          Buyer no later than April 30, 2004, to the Sellers, identifying the facts being rendered as a possible
                          Infringement and their respective quantification, or the materialization of a Declared Contingency, pursuant to what is provided in clause 10.2.

CINORSA: Means Compania Industrial Nor Oriente S.A., a company organized in Peru, registered under number
                          05.013354 of the Register of Legal entities of Lima.

Companies:                Jointly SOCAP, ELSA and Industrial Iquitos S.A.

Buyer:                    It is JRL.

Declared Contingencies:   They are the facts, events, circumstances, respects
                          and situations expressly stated in Appendix 7.13.(a), same which, if materialized, give rise to Damages.

Contingencies Recognized as of the Month of April:  They are (i) the Declared
                          Contingencies plus (ii) the Claims filed by the Buyer by May 29, 2004 based on Infringements included in the Notice Letter; which may have been subsequently admitted by the Sellers or awarded by the Arbitrating Court.

Contract:                 It is this Participation and Share Purchase Contract.

Material Contracts:       They are the  contracts  and  agreements to which ELSA
                          is a party and which are listed in Appendix 7.20(a).

Damage: They are the damages or losses actually undergone and the amounts of which have been borne by (i) ELSA, (ii) SOCAP, or (iii) the Buyer; and which must be borne by the Sellers pursuant to the terms of Clauses Ninth and Tenth.

Deductible:               It has the meaning assigned to same in number 9.2.

Intercompany Debt:        It is the debt with ELSA, including accrued interest,
                          commissions and any type of compensation if any, issued in accordance with the Loan Contract dated
                          July 9, 2003, between ELSA and Overseas and the Loan
                          Contract dated July 9, 2003, between ELSA and
                          Inversora Los Andes S.A.

Dollar or US$:            They are the dollars of the United States of America.

ELSA:                     It is Embotelladora Latinoamericana S.A.


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Embonor:                  It is Coca-Cola Embonor S.A.

Public Deed of Participations Transfer:  It is the public deed that must be executed by the Sellers and the Buyer to formalize the transfer of the Holding of Embonor in SOCAP, the text of which is attached herewith as Appendix 5.4.1.

Financial Statements:     They are (i) SOCAP's and ELSA's the audited balance
                          sheets and the statements of profit and loss, as well their related Notes, closed as of December 31, 2002, and (ii) SOCAP's and ELSA's non audited balance sheets and statements of profit and loss, closed as of September 30, 2003, as well as their related Notes;
                          all of which are contained in Appendix 7.9.(a).

Closing Date:             It is January  29,  2004,  date on which this
                          Contract is entered into and the date on which the acts contemplated in Clause Fifth take place.

Accounting Guidelines of the Independent Auditor:  They are the guidelines determined by the Parties, which shall be used by the Independent Auditor to determine the Adjustment of Net Cash and Working Capital and which are attached herewith as Appendix 6.1.

Holdings:                 It is Embonor Holdings S.A.

Indemnity:                It is the  indemnity  or  indemnities  that shall be
                          paid by the Sellers in favor of the Buyer in case any Damages arte determined, pursuant to the terms of Clauses Ninth and Tenth.

Infringement:             It is the falsehood or  inaccuracy of some of the
                          declarations and warranties made by the Sellers in Clause Seventh.

Recognized Infringement:  It is an  Infringement  that has been  recognized  by the Sellers or sanctioned by the Arbitrating Court, as per the claims procedure set forth in Clause Tenth.

Audit Report:             It is the  Report  to be  issued  by the  Independent
                          Auditor  whereby  the Net Cash and Working Capital of
                          ELSA as of the Closing Date shall be determined.

JRL:                      It is Corporacion Jose R. Lindley S.A.

Maximum Limit:            It has the meaning assigned to same in number 9.4.

Accounting Norms:         They are those legal  provisions in force in Peru
                          applicable to accounting issues, as well as the Peruvian generally accepted accounting principles.

New Soles or S/.:         It is the legal currency in the Republic of Peru.

OPA: It is the public offering for the acquisition of Shares of Common Stock, to be made by the Buyer, or any of its related companies, subsequently to the Closing Date, for the acquisition of 100% of the Shares of Common Stock, excluding the direct or indirect holdings of The Coca-Cola Company, governed by the OPA Regulations.


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Overseas:                 It is Embotelladora Arica Overseas.

Party: They are, on the one hand, the Buyer, on an individual basis, and, on the other hand, the Sellers, on a joint basis.

Parties:                  They are the Buyer and the Sellers, on a joint basis.

Participations:           They are the participations representing the corporate
                          capital of SOCAP.

PBL:                      It is Peru Beverages Limitada S.R.L.

Practices in the Industry:  They are the practices conducted on a regular basis by ELSA and its affiliates, JRL and the bottlers of Pepsi.

Price of the Securities:  It is US$ 129,917,924 which the Sellers shall receive from the Buyer in compensation for the sale of the Securities, which is paid under the terms and conditions set forth in this Contract.

Price of the Securities Sold:  It is US$ 126,644,328 which the Sellers receive as of the Closing Date in compensation for the sale of the Securities Sold to the Buyer, under this Contract.

Price of the Direct Shares:  It is the price of the total number of Direct
                          Shares, which amounts to US$ 3,338,080.

Price of the Holding of Embonor in SOCAP:  It is the price of the total Holding of Embonor in SOCAP, which amounts to US$ 126,579,844.

Price per Direct Share of Common Stock:  It is the price per each Direct Share of Common  Stock,  which  amounts to US$ 0.25531.

Price per Direct Investment Share:  It is the  price  per  each  Direct
                          Investment  Share,  which  amounts  to US$ 0,107032.

Final Price of the Securities:  It is the sum of the price of the Securities, plus the amount of the Adjustment of Net Cash and Working Capital, plus the amount of the OPA Adjustment, both adjustments being calculated as per the terms of Clause Sixth.

Final Price per Share of Common Stock:  It is the price per Share of Common
                          Stock, as adjusted by the Adjustment of Net Cash and Working Capital and/or by the OPA Adjustment.

ELSA Pro rata:            It has the meaning assigned to same in number 9.3 (a).

SOCAP Pro rata:           It has the meaning assigned to same in number 9.3 (b).


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Claim:                    It is the formal notice sent by the Buyer to the
                          Sellers claiming (i) the existence of an Infringement that could give rise to an Indemnity, or (ii) the existence of a Damage originating in the materialization of a Declared Contingency; and which gives rise to procedure contemplated in Clause Tenth. The Claim must meet the formalities contemplated in number 10.5.

OPA Regulations:          It is the Public Offering Regulations for the
                          Acquisition and Purchase of Bearer Securities by
                          Exclusion, as approved through Resolution of the CONASEV number 630-97-EF/94.10, as amended, extended or complemented.

SAB: It is Citicorp Peru S.A., SAB, a stock brokerage company that shall acts (i) as intermediary, both with the Sellers and with the Buyer in the purchase of the Direct Investment Shares, and (ii) as an irrevocable attorney of Holdings for the sale of the Direct Shares of Common Stock in the OPA.

SOCAP:                    It is Sociedad de Cartera del Pacifico S.R.L.

Holding of Embonor in ELSA:  It is the stock ownership held by Embonor, indirectly through Holdings and Overseas, from the total of the Shares of Common Stock and Investment Shares in ELSA, which is equivalent to 60.45% of the corporate capital and of the Investment Shares Account in ELSA.

Holding of Embonor in SOCAP:  It is the total participations of SOCAP owned by
                          Holdings and Overseas, equivalent to 81.73% of the corporate capital in SOCAP.

Exchange Rate:            It has the meaning assigned to same in number 15.6.

Arbitrating Court:        It is the Arbitrating Court referred to in Clause
                          Thirteenth.

Value of the Shares of Common Stock:  It is the amount resulting from adding the
                          Value of the Indirect Shares of Common Stock plus the price of the Direct Shares of Common Stock.

Value of the Direct Shares of Common Stock:  It is the amount resulting from multiplying the number of the Direct Shares of Common Stock by the price per Direct Share of Common Stock.

Value  of the Indirect Shares of Common Stock:  It is the amount resulting from multiplying the number of the Indirect Shares of Common Stock by the price per Direct Share of Common Stock.

Valor Final of the Shares of Common Stock:  It is the amount resulting from adding the Value of the Shares of Common Stock, plus the Adjustment of Net Cash and Working Capital, plus the OPA Adjustment.

Value of the Indirect Investment Shares:  It is the amount resulting from multiplying the number of the Indirect Investment Shares by the price per Direct Investment Share.


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Value of the Investment Shares:   It is the amount resulting from adding the
                          Value of the Indirect Investment Shares plus the price of the Direct Investment Shares.

Securities:               It is in the aggregate the Holding of Embonor in
                          SOCAP, plus the Direct Shares.

Securities Sold:          It is in the  aggregate  the  Holding of  Embonor  in
                          SOCAP  plus the  Direct  Investment Shares.

Sellers:                  They are Holdings and Overseas.


CLAUSE THIRD:  PURPOSE OF THE CONTRACT

3.1. (A) By virtue of this Contract, the Sellers sell to the Buyer the Securities Sold, and the Buyer buys from the Sellers the Securities Sold, under the terms and conditions set forth in this Contract. The transfer of the Securities Sold and the payment of the price of the Securities Sold shall be made in the manner stated in Clause Fifth.

     (B) The Buyer's obligation to make the OPA and acquire in same all of the Direct Shares of Common Stock is also the purpose of this Contract.

     (C) Lastly, the moneyed loan made by the Buyer to Holdings in the amount equivalent to the Value of the Direct Shares of Common Stock under the terms and conditions set forth in Clause Fourth is also the purpose of this Contract.

3.2. The sale of the Securities includes all the rights and economic and political benefits which pertain or may pertain to them, without any exclusions or limitations, whether they are actual or prospective, declared or agreed, to be declared or to be agreed, accrued or accruable, present or future, including: (i) rights over pending dividends and over reserves of any nature; (ii) all the contributions to the capital, of any type or nature, as may have been made as of the Closing Date, inclusive; (iii) each and any bonds convertibles into shares issued or to be issued by SOCAP or ELSA and pertaining to the Securities; (iv) all the participations whether created or to be created in SOCAP and any shares issued or to be issued by SOCAP or ELSA pertaining to the Securities as a consequence of the restatement of the capital, capitalization of profits or reserves, or, in general, any capital increase in SOCAP or ELSA agreed prior to the Closing Date.

3.3. The Sellers declare that there are no contributions to the capital of SOCAP or ELSA whose capitalization is pending, or obligations to be borne by SOCAP or ELSA conferring to the Sellers or to third parties the right to make contributions into the capital of SOCAP or ELSA.

3.4. The Buyer declares that the purchase of the Holding of Embonor in SOCAP is solely intended to attain the control of the Indirect Shares, under the same economic terms as would have been applicable in the event that a direct purchase had been made.


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3.5. In accordance with what is contemplated in the OPA Regulations, the Buyer undertakes to conduct, subsequently to the Closing Date, an OPA or any other public offering as CONASEV may authorize, in respect of all of the remaining Shares of Common Stock, except for the shares directly owned, or owned through a related company, to The Coca-Cola Company, at the Final Price per Share of Common Stock payable to the Sellers.


CLAUSE FOURTH:  PRICE AND LOAN

4.1. The price of the Securities has been set by the Parties in the amount of US$ 129,917,924.

     The price of the Securities is based on a Price per Direct Share of Common Stock of US$ 0,255310 and on a Price per Direct Investment Share of US$ 0,107032. (The latter is the quotation value of the Investment Share in ELSA as of the closing of January 8, 2004, equivalent to S/. 0.37, and assuming the purchase exchange as at that date to be S/. 3.4569).

4.2. The price of the Securities is structured as follows:

     (a) Price of the Holding of Embonor in SOCAP: US$ 126,579,844, broken down as US$ 117,596,020 to Holdings and US$ 8,983,824 to Overseas.

          This price is the result of the following arithmetical operation:

          (i) the result of (A) all of the Indirect Shares of Common Stock times the aforementioned price per Share of Common Stock i.e. US$ 0.255310, plus (B) all of the Indirect Investment Shares times the aforementioned price per Investment Share i.e. US$ 0.1070320, minus (C) US$ 64,077, this last amount being the only liability of SOCAP; times,

          (ii) the Holding of Embonor in SOCAP (81.73%).

     (b)  Price of the Direct Shares: US$ 3,338,080.

          This price is the result of the following arithmetical operation:

          (i) The number of the Direct Shares of Common Stock times the price per Share of Common Stock, plus

          (ii) The number of the Direct Investment Shares times the price per Investment Share.

4.3 Bearing in mind the foregoing, the price of the Securities Sold amounts to US$ 126,644,328, which is comprised as follows:

     (a)  Price of the Holding of Embonor in SOCAP: US$ 126,579,844.

     (b)  Price of the Direct Investment Shares: US$ 64,484.


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4.4. The Adjustment of Net Cash and Working Capital and the OPA Adjustment
     stated in Clause Sixth below shall affect the Value of the Shares of Common Stock and, consequently, the price of the Securities. The Parties recognize and accept that the Final Price of the Securities shall be the final price of same, and, therefore, after the Adjustment of Net Cash and Working Capital and of the OPA Adjustment, for all legal, accounting, tax, contractual or any other purpose, any reference to the price must be understood as being made to the Final Price of the Securities.

4.5. The Parties declare that the price of the Holding of Embonor in SOCAP has been determined by multiplying 81.73% by the result of the addition of (i) the number of Indirect Shares of Common Stock multiplied by the price per Direct Share of Common Stock, plus (ii) the number of Indirect Investment Shares multiplied by the price per Direct Investment Share, and (iii) subtracting the amount of the liability kept by SOCAP in the amount of US$ 64,077.

4.6. The Parties declare that between the price of the Securities (including the price attributed to the Shares of Common Stock and the Investment Shares) and the value of the assets to be acquired, there is a fair and perfect equivalence, therefore the Parties, in the broadest possible way, waive any claim between them in connection therewith, save for what is contemplated in Clause Sixth of this Contract.

4.7. Through this act and through the act of execution of the Public Deed of Participations Transfer and, in accordance with the Certification made by SUNAT about the computable cost of the Holding of Embonor in SOCAP, of the Direct Shares of Common Stock and of the Direct Investment Shares attached herewith as Appendix 4.7., the Buyer pays, without any withholdings, the total price of the Securities Sold, in Dollars, as follows:

     4.7.1 Price of the Holding of Embonor in SOCAP

     (a) US$ 100,216,936.62 through a bank transfer, as per the form of letter attached herewith as Appendix 4.7.1 (a) in funds immediately and freely available, into account number 10999073 of Citibank N.A., New York, ABA # 021000089, for the benefit of Embonor Holdings S.A., the holder of which is Citibank N.A., Santiago, Chile.

     (b) US$ 10,816,867 through the transfer of the Yankee Bonds to Holdings which, immediately before, have been acquired by the Buyer from ELSA at that price.

     (c) US$ 15,546,040.38, through a bank transfer into the bank account in foreign currency kept by ELSA with Citibank N.A. Lima Branch, in the account number 000-2354101, ABA # 10991389, as per the forms of letters attached herewith as Appendix 4.7.1. (c). With the deposit of said amount, Holdings (with the authorization and on account of its related companies Overseas and Inversora Los Andes S.A.) and Overseas, by itself, fully pay to ELSA the Intercompany Debt, as per the following breakdown:

          (i) US$ 5,516,336.91, which Holdings pays on account of Inversora Los Andes S.A., and which corresponds to the full and entire payment of the debt kept by said company with ELSA by virtue of


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                 the Loan Contract entered into between them on July 9,
                 2003.

          (ii) US$ 1,045,879.47, which Holdings pays on account of Overseas, and which corresponds to the partial payment of the debt kept by said company with ELSA by virtue of the Loan Contract entered into between them on July 9, 2003; and

          (iii) US$ 8,983,824, which Overseas pays on its own account, and which corresponds to the full balance of the debt kept by said company with ELSA by virtue of the Loan Contract entered into between them on July 9, 2003.

          With the aforementioned bank transfer, Holdings and Overseas pay and extinguish on a full ant total basis the Intercompany Debt, their warranties and others, as per what has been declared in the receipts issued by ELSA, which are also comprised of Appendix 4.7.1. (c), which is entered into by ELSA on the Closing Date.

     4.7.2 Price of the Direct Investment Shares

     (a) US$ 64,484 through a bank transfer into the account to be specified by SAB.

4.8. Through this instrument, the Buyer grants to Holdings a moneyed loan in an amount equivalent to the Value of the Direct Shares of Common Stock, that is, US$ 3,273,596, through the transfer into account number 10999073 with Citibank N.A., New York, United States ABA # 021000089, for the benefit of Embonor Holdings S.A., the holder of which is Citibank, Santiago, Chile, as per the form of letter included in Appendix 4.8. Said moneyed loan shall not accrue interest in favor of the Buyer and shall be refunded whenever the OPA should be paid, with the proceeds of the sale of the Direct Shares of Common Stock in the OPA. For this purpose, on this same date, Holdings has awarded SAB with an irrevocable mandate irrevocable to appear at the sale of the Direct Shares of Common Stock in the OPA. The Buyer expressly waives to seek the payment of the loan with other of Holdings' assets other than the Direct Shares of Common Stock or the proceeds from the sale of same, save that the Direct Shares of Common Stock may not be transferred to the Buyer in the OPA for a cause imputable to Holdings. This limitation shall not be applicable to the payment of the difference that may exist in favor of the Buyer the sale price of the Direct Shares of Common Stock in the OPA and the amount of the loan, as per what is provided in number 6.2
     (b) below. Holdings undertakes not to encumber or dispose of in any form to third parties the Direct Shares of Common Stock, or to perform any act whatsoever intended to limit the force of the irrevocable mandate. The infringement of this obligation shall bring as a consequence the termination of the aforementioned limitation. The text of said irrevocable mandate forms part of this Contract as Appendix 4.8.

4.9 The payment of the price of the Securities Sold and the granting of the loan are made notwithstanding the eventual application and payment of the adjustments set forth in Clause Sixth.


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CLAUSE FIFTH:  ACTS UPON CLOSING

Prior to or concurrently with the execution of this Contract, and notwithstanding the Sellers' obligation to register in the Public Registers the transfer of the Holding of Embonor in SOCAP and the other obligations contemplated in this Contract, the following acts take place:

5.1. Acts to be performed by the Sellers:

     5.1.1. Holdings' giving irrevocable instructions to SAB to sell to the Buyer, by means of a stock exchange operation, the Direct Investment Shares. The text of said communication forms part of this Contract as Appendix 5.1.1.

     5.1.2. Holdings' awarding of an irrevocable mandate to SAB to sell the Direct Shares of Common Stock in the OPA. The text of said communication forms part of this Contract as Appendix 4.8.

     5.1.3 Delivery to the Buyer of the letter subscribed by SOCAP's manager addressed to SOCAP, submitting his irrevocable resignation to his position, stating that he has no claims to file against SOCAP as to his condition as the manager. A copy of the text that must be contained in said letter is shown in detail as Appendix 5.1.3.

     5.1.4. Delivery to the Buyer, through the respective CEOs of the Companies, of the following: (a) the books of Minutes of Board Meetings, of Shareholders' Meetings and of Partners' Meetings of the Companies; and, (b) the ELSA's Shares Register, CAVALI's report on ELSA as of the day before the Closing Date and the public deeds and registration entries evidencing the Holding of Embonor in SOCAP and the owners.

     5.1.5. Delivery to the Buyer of a certified copy of the Partners' Meeting Minutes of SOCAP where it was agreed to appoint Mr. Francisco Armando Franco Perez as the Manager of SOCAP.

5.2. Acts to be performed by the Buyer:

     5.2.1. Giving SAB irrevocable instructions to acquire and pay, by way of a stock exchange operation the Direct Investment Shares to Holdings, providing same with sufficient funds to that effect, pursuant to what is set forth in Clause 4.7.2. The text of the aforementioned instructions forms part of this Contract as Appendix 5.2.1.

     5.2.2. Granting of the loan in favor of Holdings, in accordance with what is provided in Clause 4.8.

     5.2.3 Payment of the price of the Holding of Embonor in SOCAP in the form contemplated in number 4.7.1.


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     5.2.4  Delivery to the Sellers of the voucher for the deposit made by
            SAB, in funds immediately and freely available, in the account number 10999073 of Citibank N.A., New York, ABA # 021000089, for the benefit of Embonor Holdings S.A., the holder of which is Citibank N.A., Santiago, Chile, for the price of the Direct Investment Shares, that is, US$ 64,484.

5.3. By SOCAP

     5.3.1. Delivery to the Buyer of a certified copy of the Minutes of the Partners' Meeting of SOCAP where PBL, Holdings, Overseas and SOCAP state their approval of the transfer of the Participations which operates by virtue of the Contract, with the partners waiving any first refusal right, consent or the like which they may be entitled to.

5.4. By the Parties.

     5.4.1. Awarding of the Public Deed of Participations Transfer, pursuant to the text in Appendix 5.4.1.

     5.4.2. Acquisition, by JRL of the Yankee Bonds at the price of US$ 10,816,867 and transfer of same as a partial payment to the Sellers, in the form stated in Appendix 5.4.2.

     5.4.3. The taking place of one or more board meetings of ELSA by virtue of which the resignations of the current directors of ELSA are accepted, except for that of Mr. Rodrigo Romero Cabezas and Alejandro Yarad, who are related to PBL, and the appointment of new directors in lieu of the resigned ones appointed by the Buyer, and the adoption of the other agreements to be decided by the new board of directors.

     5.4.4. Entering into the contract for the purchase of 100% of the shares in CINORSA, pursuant to the text in Appendix 5.4.4.


CLAUSE SIXTH:  THE ADJUSTMENT OF THE PRICE

The Parties agree to apply the following adjustments to the Price of the
Securities:

6.1. Adjustment of Net Cash and Working Capital.

     6.1.1. The price of the Shares of Common Stock and consequently the price of the Securities implies that Net Cash and Working Capital amounts to US$ 27,000,000.

     6.1.2. Immediately after the Closing Date and within 10 business days as of the date on which ELSA delivers to the Independent Auditor the necessary information in accordance with the Accounting Guidelines of the Independent Auditor, the Independent Auditor shall issue the Audit Report where Net Cash and Working Capital as of the Closing Date shall be determined. This term of 10 business days shall be extended to a maximum of 5 business days, in the event that the Independent Auditor determines so, by means of a communication stating to both Parties the


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            reasons calling for such an extension. The Independent Auditor shall support his determination in the Accounting Guidelines of Independent Auditor, attached herewith as Appendix 6.1. The Independent Auditor's determination shall bear the nature of an arbitral award of consciousness, pursuant to what is permitted by the Tenth Complementary and Final Provision of the General law on Arbitration. Consequently, Independent Auditor's determination shall be final for the Parties, notwithstanding the Parties' right to request to the same Independent Auditor the rectification or amendment in the event of errors or omissions in the Audit Report in case of departure from the Accounting Guidelines of the Independent Auditor. The Independent Auditor's response in case of request for the rectification or amendment of error shall not give rise to any claim, not even before the Arbitrating Court. Appendix 6.1.2. contains the letter of the Independent Auditor stating his accordance with this agreement.

     6.1.3. The Buyer undertakes to cause ELSA to make available to the Independent Auditor, within 15 business days following the Closing Date, all the documentation related with the Net Cash and Working Capital at the main offices of ELSA located at Avda. Mariscal Oscar R. Benavides 1111, Lima.

     6.1.4. Appendix 6.1.4 contains the letter of hiring of the Independent Auditor subscribed by the Parties. All the fees and expenses related with the work to be conducted by the Independent Auditor shall be borne by the Parties in equal shares. Except for what is stated above in this paragraph, all other costs and expenses incurred into by the Parties in connection with the Independent Auditor's determination of the Net Cash and Working Capital, shall be borne by the Party incurring into such cost and expense.

     6.1.5. The Adjustment of Net Cash and Working Capital shall be determined as per the following procedure:

            (a) If the Audit Report states that the Net Cash and Working
                Capital is less than US$ 27,000,000, an Adjustment of Net Cash and Working Capital in favor of the Buyer shall be applicable.

                Said adjustment in favor of the Buyer shall be equivalent to multiplying the Holding of Embonor in ELSA by the difference between US$ 27,000,000 and the Net Cash and Working Capital (as same has been determined by the Independent Auditor). In this case, the Adjustment of Net Cash and Working Capital shall reduce the Value of the Shares of Common Stock.

            (b) If the Audit Report states that the Net Cash and Working
                Capital is higher than US$ 27,000,000, and Adjustment of Net Cash and Working Capital in favor of the Sellers shall be applicable.

                Said Adjustment in favor of the Sellers shall be equivalent to multiplying the Holding of Embonor in ELSA by the difference between the Net Cash and Working Capital (as same has been determined by the Independent Auditor) and the imports of US$ 27,000,000. In this case, the Adjustment of Net Cash and Working Capital shall increment the Value of the Shares of Common Stock.


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            (c) If the report submitted by the Independent Auditor states that the Net Cash and the Working Capital amounts to US$ 27,000,000, there shall be no Adjustment of Net Cash and Working Capital in favor of the Parties.

     6.1.6. The Adjustment of Net Cash and Working Capital shall be determined in New Soles and shall be translated into Dollars, at the Exchange Rate in force as of the Closing Date.

            The Party that ends up with the obligation to make the aforementioned payment, should materialize same, regarding the Indirect Shares of Common Stock, within a maximum period of 3 business days as of the date on which Audit Report was informed to same, in Dollars, through a freely and immediately available bank transfer, with said amount being susceptible only to the tax withholdings that, as the case may be, are contemplated in the applicable norms in Peru. The portion of the Adjustment of Net Cash and Working Capital corresponding to the Direct Shares of Common Stock shall be expressed in the price to be offered in the OPA.

     6.1.7. The determination and the payment of the Adjustment of Net Cash and Working Capital as per this Clause do not absolutely affect or prevent the payment of the Indemnities that may result from the application of what is set forth in Clause Ninth and Clause Tenth, save for the case of the same facts or circumstances that would have already been covered in full as to their amount by the Adjustment of Net Cash and Working Capital.

     6.1.8. The price of the Investment Shares shall not be adjusted as a consequence of the Adjustment of Net Cash and Working Capital.

6.2. OPA Adjustment

     Since the Final Price per Share of Common Stock must be reflected in the OPA to be submitted by the Buyer, the Parties set forth as follows:

     (a) In the event that in the OPA submitted by the Buyer, or its related companies, a price per Share of Common Stock higher than the Price per Share of Common Stock plus the Adjustment of Net Cash and Working Capital is voluntarily offered, this higher price shall be reflected in the price payable in the OPA by the Direct Shares of Common Stock. The difference corresponding to the Indirect Shares of Common Stock shall have to be paid directly to the Sellers by the Buyer on the date of payment of the OPA.

     (b) The refund of the moneyed loan referred to in number 4.8 of this Contract shall be made on the date of liquidation of the OPA, with the proceeds from the sale of the Direct Shares of Common Stock in the OPA, in accordance with the irrevocable mandate conferred to SAB. If after the OPA Adjustment the Final Price per Share of Common Stock corresponding to the Direct


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          Shares of Common Stock is higher than the loaned amount, then SAB must refund the difference to Holdings. In case that the Final Price per Share of Common Stock corresponding to the Direct Shares of Common Stock is less than the loaned amount, as a consequence of the Adjustment of Net Cash and Working Capital, then Holdings must pay the balance of the loan to the Buyer within five business days as of the date of liquidation of the OPA.

     (c) The Parties bear in mind that, due to the nature of this operation, the performance of a process of appraisal of the shares in ELSA is unnecessary for the purposes of the regulations of the OPA, since the price of the Holding of Embonor in SOCAP has been determined bearing in mind that SOCAP's only asset is comprised of the Indirect Shares and, its only liability is an account receivable from ELSA in the amount of US $ 63,000.00.

          Nevertheless, in case that, based on the report of a third party assessment, CONASEV should determine, through a resolution determining that there are no more administrative steps available, and which is consented to or ratified on a judicial basis, an assignment of value to the Shares of Common Stock differing from the Price per Share of Common Stock plus the Adjustment of Net Cash and Working Capital, and as a result of the foregoing the authority compels the Buyer to offer in the OPA a value that exceeds that agreed herein, said higher value shall not imply any economic compensation whatsoever to the Sellers, provided that the Buyer has complied with the obligations set forth in number 2 of the Clause Fifth of the Business Agreement, in order for said appraisal not to differ from the Final Price per Share of Common Stock.


CLAUSE SEVENTH:  DECLARATIONS AND WARRANTIES OF THE SELLERS

The Sellers declare and guarantee the correctness, accuracy, truthfulness and force (prior to an on the Closing Date, as appropriate) of the following:

7.1. Existence and Position of the Companies.

     The Companies are companies duly organized and existing under the laws of the jurisdiction of their incorporation, and they are duly qualified to operate in Peru.

     The copies of the documents of incorporation (bylaws and any eventual amendments to same) of the Companies referred to in Appendix 7.1., have been delivered to the representatives of JRL prior to the date hereof and are complete. Additionally, the Company has granted access to the Buyer to the books containing all the relevant minutes of the Shareholders' Meeting, Partners' Meeting, Board of Directors' Meeting and those of the other bodies of administration.

7.2. Capital of the Companies.

     (a) The structure of the corporate capital and of the Investment Shares of the Companies is, as of the Closing Date, the following:


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          (i)   SOCAP: Its corporate capital is the amount of 723,391,223.00 New
                Soles and it is represented by 723,391,223 participations with a nominal value of S/.1.00 each.

          (ii) ELSA: Its corporate capital amounts to 748,236,466.00 New Soles represented by 748.236.466 shares with a nominal value of S/.1.00 each. Likewise, it has 99,747,256 Investment Shares with a nominal value of S/.1.00 each.

     (b)  (iii) Iquitos: Its corporate capital amounts to 8,358,103,00 New Soles represented by 8,358,103 shares with a nominal value of S/.1.00 each. Save for what is stated in number 7.2 (a), the Companies do not have any other (i) authorized or issued shares, (ii) certificates of preemptive subscription, bonds convertible into shares, pending subscriptions or options (including share purchase options in favor of the employees), or (iii) pending obligations (whether or not represented by securities titles) for the issuance of shares representing its capital or Investment Shares.

                The Companies' shares are duly authorized, validly issued and subscribed, fully paid-in, and are not subject to additional contributions. They were not issued in infringement of any preemptive rights of any nature.

     (c) The Securities are free from any charges or encumbrance and there are no options, usufructs, pledges, conversion or preemptive rights or other rights, limitations, charges, restrictions, agreements or any other type of commitments affecting them and which may compel Embonor to sell or offer for sale any of the Securities.

     (d) There are no share syndication contracts, agreements among shareholders or partners or between them and third parties, powers of attorney and other understandings in force in connection to the exercise of any political and economic rights.

     (e) As of the Closing Date, the Shares' Register, the Investment Shares' Register and the accounting records of CAVALI truly reflect 100% of the shares representing the corporate capital of ELSA and the 100% of the Investment Shares representing the Investment Shares account of ELSA, and that the ownership of all of the Indirect Shares and of the Direct Shares corresponds to SOCAP and to the Sellers, respectively, save for what is contemplated in Appendix 7.2.(e).

          Likewise, on that date, the bylaws of SOCAP registered with the Public Registers accurately reflect 100% of the participations representing the corporate capital of SOCAP and that the ownership over the entire Holding of Embonor in SOCAP corresponds to the Sellers, save for what is allowed in Appendix 7.2(e).


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     (f)  There are no claims, legal actions or court cases referring the
          Securities, derived from offers, issuances, purchases, options, transfers or negotiations of any nature filed prior to the Closing Date. Likewise, the Sellers are not aware of any situation or fact that may give rise to a claim, court case or legal action in that nature.

7.3. Holding of Securities.

     The Companies no either directly or indirectly have any shares or bonds convertible into shares or, in general, current securities with a voting right or capital participations in another company, joint venture, association agreements or entities of any other nature, save for what is contemplated in Appendix 7.3.

7.4. Compliance with other Instruments.

     The Companies have not infringed: any of the provisions containing in their articles of incorporation referred to in the second paragraph of Number
     7.1. Furthermore, the Companies have not infringed any agreement or instrument del to which they are a party or whereby they or any of their assets are bound; nor have they infringed any provision of any applicable law, ordinance, order, sentence, right, norm or provision of any court, arbitrator or governmental authority, the infringements of which could have a materially adverse effect over the businesses, property or financial position of the Companies, considered either individually or jointly. In case that any other declaration or warranty included in this clause contravenes this Number 7.4, what is stated in the specific declaration or warranty shall prevail.

     The execution and compliance with the Contract, as well as the execution of the operations contemplated in same shall not result in the creation or imposition of any obligation over the Companies which may originate any attachment, charges, claims, encumbrances, warranty rights, restrictions of any kind, or other third party rights. The Sellers and the Companies are not aware of any situation or fact that could generate a claim, court case or legal action over any property or asset of the Companies.

7.5. Powers of the Sellers.

     Embonor and the Sellers have the required power and authority to enter into the Contract and each one of the acts set forth by same, to comply with their obligations and execute the operations contemplated in same. Said execution and compliance have been duly authorized by the Sellers, by way of an agreement of the respective corporate entity, and the representatives of the Sellers have sufficient powers to enter into the Contract, and the acts and agreements contemplated in same, as appropriate. A copy of the respective minutes and of the powers of attorney of the representatives of the Sellers are attached herewith as Appendix 7.5.

7.6. No Conflict.

     Neither the execution of the Contract, nor the execution of the obligations contained in the instruments subscribed in accordance with same, determine that Embonor, the Sellers or the Companies incur into the default of any obligation rising from:


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     (a)  Any agreement, contract, covenant or another instrument where either of them is a party to and which determines the commitment their assets;

     (b) Any law, ordinance, norm or regulation enforceable by any governmental authority;

     (c) Any applicable order, resolution, sentence or decree of any court, arbitrator or governmental authority, the default of which may have an adverse effect over:

          (i) Their capacity to enter into, execute or issue or comply with their obligations pursuant to the terms of Contract or of the acts and agreements contemplated in same, or

          (ii) Their businesses, property or financial position, in such terms that said default could have an adverse effect over the businesses, property or financial position of the Companies, considered on an individual or joint basis or an adverse effect over the ownership, possession and/or exercise of the Securities.

7.7. Governmental Approval.

     No declaration, registration or notification before any governmental authority is required, or to obtain a consent, approval, authorization, license, order or permit from any governmental authority whatsoever in connection with the execution and the compliance with the Contract, or for the execution of the operations contemplated in same, except for the notification of same to the SUNAT, the CONASEV and PROINVERSION (formerly CONITE), when appropriate.

7.8. Licenses and Permits.

     The Companies have all the authorizations, permits, registers, licenses and the administrative habilitations necessary and required by the law to carry forth, in all material respects, the activities and operations encompassed in their business, without any limitations other than those contained in them.

7.9. Accounting Information.

     (a)  Are attached herewith as Appendix 7.9.(a) the Financial Statements.

     (b) The Financial Statements were prepared in accordance with the Accounting Norms in force and reflect the equity position and the result of the operations of the Companies, taken in the aggregate, as of the date of same and for the period encompassed by them. In case there are any differences in the treatment of the claims derived from this provision and another provision in this Clause Seventh that is specific, what is provided in the specific provision shall prevail.

     (c) There are no obligations, debts or liabilities generated, accrued or contingent which, in observance of the Accounting Norms, should be included in the Financial Statements and that are not reflected in same.


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     (d)  The accounting books which the Companies have the legal obligation to keep reasonably reflect the inflow and outflow items and the assets and liabilities that must be recorded in them under the Accounting Norms, and have been kept in accordance with the generally accepted accounting principles, and applied consistently by the Companies.

7.10. No Changes.

      Between September 30, 2003 and the Closing Date:

      (a) The Companies have been managed as per the ordinary course of business, consistently with the regular practices that have been applied in the past, not having incurred into obligations or debts other than those related to the Companies' ordinary line of business.

      (b) No modification has been agreed or made in the bylaws of the Companies other than those stated in Appendix 7.1.

      (c) No significantly adverse changes in the assets, businesses, properties or in the financial position of the Companies have occurred, nor any fact has occurred, nor any agreement has been entered into, nor there are any circumstances (nor has a threat been contemplated or exists of any such fact) which could reasonably be expected and which could cause a significantly adverse effect in the future;

      (d) No damages, destruction, loss or claim have occurred in or against any business, property or asset of the Companies, whether or not covered by an insurance, which could be reasonably expected to cause a significantly adverse change;

      (e) No Significant Contract has been entered into, modified or terminated, save for what is stated in Appendix 7.10.(e);

      (f) No substantial reduction in the levels of maintenance observed by the Companies in connection to their properties and which has not been contemplated in their annual maintenance plans, has occurred;

      (g) No sale, lease, assignment, mortgage, pledge or another disposal or encumbrance of any of the real estates or other significant assets of the Companies has taken place, save for the operations conducted during the normal course of their businesses;

      (h) No labor conflict or another fact or condition of any kind affecting or that may reasonably and in a materially adverse form may affect the financial position of the Companies or any of their businesses or properties has occurred;

      (i)  No changes in labor matters under the terms represented in numbers
           7.14 (j) and 7.14 (k) have occurred;

      (j) No reassessment of any of the properties or other assets of the Companies, other than those described in Appendix 7.10.(j) have occurred.;

      (k) No contribution to the capital of the Companies, or the distribution of any dividend or payment in respect of the corporate capital of the Companies has


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           been agreed, nor any similar subdivision, redemption, repurchase, consolidation or transaction affecting the corporate capital of the Companies, other than those described in Appendix 7.1. has been agreed;

      (l) No process related with the merger, consolidation, liquidation or reorganization of the Companies has been agreed or started, nor have the Companies negotiated the sale or transfer of its own shares or participations, save for what has been contemplated in the Contract;

      (m) No rights or significant claims pertaining to the Companies in connection with the Bottling Activity have been waived. For the case of non-significant rights or claims, the negotiations and adjustments to accounts receivable have been conducted in a manner consistent with the Companies' past practices;

      (n) The Companies are not aware of any started, initiated or filed lawsuits, claims or, in general, any legal pretensions whatsoever related with the Bottling Activity other than the routine of collection of accounts payable or the defense of their interest in any of the branches or instances where their rights are discussed (such as Governmental, labor, commercial, and other instances), save for those contemplated in Appendix 7.10.(n); and

      (o) No changes in the accounting methods and criteria used by the Companies have been made, salvo that said changes are required by the Law, by new Accounting Norms or that they form part of new Practices in the Industry.

      (p) The Companies have not made sales to the distribution channels in volumes significantly higher than those that would be appropriate as per their regular practices.

7.11. Industrial and Intellectual Property.

      (a) ELSA is the owner of all the brands and the elements of the intellectual and industrial property, including, among others, product and service marks, trade names, trade mottos, patents, industrial designs and copyrights detailed in Appendix 7.11.(a), and has entered into all the license, sub-license contracts and the other necessary agreements for the adequate use of the aforementioned intellectual and industrial property rights owned by third parties, used and/or necessary for the development of the Bottling Activities of ELSA;

      (b) As of the Closing Date, ELSA has satisfactorily complied with the execution of all of the obligations derived of the license and sub-license contracts referring to the use of the intellectual and industrial property rights owned by third parties detailed in Appendix 7.11.(a). Regarding the obligations derived from the other agreements to which it is a party, ELSA has complied with all the obligations pertaining to same, the default of which could have a materially adverse effect for ELSA.

      (c) ELSA is the owner, and may exercise and use in a full, pacific fashion and without affecting third party rights, even those resulting from association agreements with third parties, all the rights referred to in number 7.11.(a), which are free from any charges or encumbrances and, where applicable, it


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           is up-to-date in the payment of appropriate fees for same. The aforementioned rights suffice to enable ELSA to conduct all of its activities in all of their substantial respects.

      (d) As of the Closing Date there are no judicial proceedings or contentious administrative procedures of any type notified to the Companies affecting the free use and availability of the rights mentioned in number 7.11.(a). Likewise, the Sellers and the Companies are not aware of any situation or fact that could give rise to a claim, court case or legal action that could affect or serve as grounds for questioning the ownership or validity of said rights or which could cause the cancellation of their registration.

      (e) No individual or legal entity other than ELSA has a right, license or authorization to acquire or use in the Republic of Peru the trade marks, mottos and formulas used by ELSA and mentioned in Appendix 7.11.(a), except for what is set forth in Appendix 7.11.(e).

7.12. Environment.

      (a) The Companies have all the space permits, authorizations and licenses related to the compliance with the laws on Environment as required to conduct their Bottling Activities, which have been obtained by complying with all the requirements under the law about Environment, that default with which could have a materially adverse effect in the Companies.

      (b) The Companies comply and half complied in all material respects with the legislation related with the environmental protection and with all the applicable permits, licenses or authorizations.

      (c) Neither the Companies nor the Sellers have been notified or are aware of any claims or pending files of claims awaiting to be started against the Companies due to any infringement of the legislation on Environment, nor do they have any plausible reasons to fear a claim on such matter, including, but not limited to, claims derived from the operations of the Companies or with any facilities the Companies have used or operated.

7.13. Declared Contingencies.

      (a)  Appendix 7.13.(a) contains a list of the Declared Contingencies.

      (b)  Except for what is set forth in Appendix 7.13.(a), as of the Closing
           Date:

           a. There are no notices of claims by way of judicial, arbitral, administrative or any other means, nor, are the Sellers or the Companies aware of the existence of any situation or fact that could give rise to a claim, trial or legal action that could have a material effect over the assets, rights, contracts or financial position of the Companies;

           b. There are no notices of claims by way of judicial, arbitral, administrative or any other means, nor, are the Sellers or the Companies aware of the existence of any situation or fact that could give rise to a claim, trial or legal action that could affect the holding of the Securities;


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                                                                   Final Version
                                                        (Unofficial translation)


           c. There are no notices of claims by way of judicial, arbitral, administrative or any other means, nor, are the Sellers or the Companies aware of the existence of any situation or fact that could give rise to a claim, trial or legal action that could affect the holding, use or operation by SOCAP, of the property and assets which as per the Contract, shall pertain to same after the Closing Date;

          (iv) Neither the Companies nor any of its assets, property or rights are subject to an order or mandate of any competent authority which, having been duly notified to the Companies, affects, damages, restricts or limits, directly or indirectly the holding of the Securities.

7.14. Workers.

     (a) There are no situations which the Sellers and the Companies are aware of, that lead them to foresee that some of the managers or the accountant of the Companies shall not continue to be available under the same contractual terms and compensation after the Closing Date.

     (b) Appendix 7.14.(b) lists the unionized organizations existing in the Companies and the number of individuals comprising same.

     (c) Appendix 7.14.(c) describes in sufficient terms the plan(s) of retirement benefits, juvenile hiring and contracting of cooperatives, and in general, the labor policy agreed or conducted by the Companies.

     (d) Appendix 7.14.(d) enumerates the administrative procedures and the legal proceedings for labor or social security matters currently being in place against the Companies, regarding which a written communication has been received, or which the Companies are aware that could be filed against the Companies.

     (e) The Companies substantially comply with all the applicable laws, terms and conditions for contracting and health and labor safety agreements.

     (f) The Companies comply with all individual and collective labor agreements as in connection to employment, business practices, wages and hours, severance payments, social benefits, and, except for what is stated in Appendix 7.14.(d), there are no current (nor there are, to the best of the Companies' knowledge, threats of any) action, lawsuit or legal or any other proceedings or investigation against the Companies in connection with any of its obligations of a labor nature. If, for any reason, this declaration contravenes any other declaration made in this Contract, this declaration shall prevail.

     (g) No agreement, individual or collective labor covenant or order from a competent authority which has been duly notified, limit or restricts the Companies its capability to relocate any of their operations or the severance of any of their workers under the applicable legal provisions.

     (h) The Companies have not experienced any strike, stoppage or any other form of collective suspension of work during the last three years, nor are the Companies aware of any situation or fact that cause same to occur.


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                                                                   Final Version
                                                        (Unofficial translation)


     (i) The execution and entering into of the Contract and the consummation of the operations contemplated in same shall not have as a direct consequence the acceleration or shall increment any obligation or debt (regarding severance payments, accrued social benefits, indemnities, etc.) related with any covenant or agreement with any employee or former employee currently working or who has worked for the Companies, nor shall they cause, nor shall it be understood that they cause by the mere fact of their execution, entering into and/or consummation, the severance of workers;

     (j) Save for the provisions that may have been made in the financial statements as of December 31, 2003 and inventories as of that same date, including all the preceding ones, the Companies: (A) have not incurred into any type of obligations due to a default of any labor contract, indemnity for individual or collective severance (including indemnity for arbitrary severance) or due to a default of any order related with the rehiring of any worker or any other obligation deriving from the severance or variation of any labor relationship;
          (B) have not made or undertaken to make payments of any kind of bonuses, including those related to the actual or potential severance or suspension of workers or due to the variation of any labor relationship other than those required by the governance of the law;
          (C) have not incurred into any material obligation due to accidents or injuries of their workers; (D) have not incurred into any obligation implying the payment of contributions, taxes, participation in profits, salary reserves, deposits of compensations for years in service and any other form of remuneration of the personnel due to their labor relationship with the Companies, except for what is stated in Appendix 7.13.(a); and, (E) have made all the payments of tax withholdings, contributions, deposits and social security payments as required by the applicable laws, including fines and indemnities, if any.

     (k) Save for the operations conducted during the normal and ordinary course of business, consistently with past practices, since September 30, 2003, the Companies have not hired any new personnel or executed any new labor contracts, bonuses, participations in profits, pensions, retirement funds, salary raises, target plans, prizes or incentives, or any benefits other than those that have been in force.

     (l) All taxes, contributions and imposts of any of the contractors of the Companies that should be withheld or collected by same by virtue of a legal order have been dully collected and/or withheld and have been paid to the respective governmental entities including fines or indemnities, if any.

     (m) No provision stipulated or implicit in the Contract shall appoint a third party as a beneficiary nor shall entitle any worker or former worker (including any beneficiary, case-holder or dependant of same) of the Companies to extend the term of their labor relationship, modify same, be replaced or hired by any of the Companies. In addition to the foregoing, no provision in the Contract shall award rights to said persons in connection with any benefit awarded, either directly or indirectly, under any plan, schedule, policies, covenants and agreements for benefits or payments to the workers (including those of a non-salary nature) or any plan or agreement established by the Companies.


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                                                        (Unofficial translation)


          Notwithstanding any provision stating otherwise included in the Contract, no provision in same shall operate as a limitation to the rights to rearrange, modify or conclude, after the Closing Date, each and any specific individual or collective social benefit plan or agreement of the Companies.

     (n) The Companies have taken for their workers the mandatory insurance set forth by the standing norms, which are currently in force.

     (o) The Companies have withheld from the remuneration of their workers and from the other payments made to third parties, the amounts corresponding to all taxes that must be withheld by the Companies from them, including interest and fines as the case may be, and have deposited said withholdings in favor of the competent agency or entity and is not late with said obligations as of the Closing Date.

7.15. Corporate Books.

     The Companies' Corporate Books are kept as per what is contemplated in the law and contain records of all the minutes of the bodies of the respective company, and encompass all the significant decisions or agreements adopted by said bodies.

7.16. Products and Guarantee.

     (a) The products from the ELSA's Bottling Activities are substantially in agreement with all the contractual commitments, guarantees, authorizations and requirements under the law and the franchise contracts entered into with The Coca-Cola Company, Inc.

     (b) ELSA has no legal liability whatsoever (and there are no grounds for any present or future action, litigation, proceedings, hearing, investigation, charge, complaint, claim or requirement against same that may give rise to such liability) which could result into a materially adverse effect from paying indemnities to some client, buyer, third party or replacing or repairing some product or service manufactured, sold, leased, supplied or delivered by ELSA or any other deficiencies or damages related with same. No product or service manufactured, sold, leased, supplied or delivered by ELSA is subject to any guarantee of a pecuniary or any other nature, or to the payment of penalties or indemnities, save for those of a general nature contemplated by the law.

     (c) The terms and conditions of sale, marketing, lease or delivery for use which the Companies agree for their products or services, including the provisions applicable to monetary guarantees, other guarantees and indemnities, are consistent with the Practices in the Industry.

7.17 Companies' Assets.

     The Companies own all the tangible and intangible assets listed in the Financial Statements and inventories, which have been acquired after the closing of same, and hold a valid, full and perfect ownership title over them; they are free from any charges and encumbrances, and are in their possession, except for the assets


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                                                                   Final Version
                                                        (Unofficial translation)


     sold, assigned, leased or encumbered in any forma during the ordinary course of business and in accordance with past practices consistently applied by the Companies.

     Save for what is stated in Appendix 7.17.(a):

     (a) The accounting value of the Companies' assets are not overpriced as per the Accounting Norms.

     (b) The Financial Statements do not reflect any obsolete assets as the Companies' assets, in accordance with the Accounting Norms and the Practices in the Industry.

     (c) The assets owned by the Companies and the assets that have been leased out or taken under lease by same encompass all of the assets necessary for the continuous conduct of their businesses in the form in which said businesses have been conducted until the Closing Date, and are in good condition of conservation and operation, save for the deterioration and wearing out caused by the ordinary use of same.

          There are no assets that shall be transferred or excluded from the Companies on the Closing Date save for those to be transferred as a consequence of their ordinary course of business. Likewise, there are no assets or property whose use does not continue to be exercised by the Companies under the respective lease contracts, licenses or others on the Closing Date.

7.18. Real Estates and Goods and Chattels.

      (a) ELSA has a valid, full and perfect and firm ownership title over the real estates reflected in the Financial Statements, in the inventory as of December 31, 2003, and those which have been acquired after the closing of same; said real estates are free from any charges and encumbrances, and are duly registered with the Public Registers to the name of ELSA, save for what is stated in Appendix 7.18.(a).

           There are no notified expropriation processes, or claims or trials against ELSA where the right of ownership or the possession of its real estates is questioned. Likewise, the Sellers and the Companies state that they are not aware of any situation or fact that may give rise to a claim, trial or legal action which could result in the existence of said expropriation processes, claims or trials, save for what is stated in Appendix 7.18(a).

      (b) There are no real estates leased out or taken under lease by ELSA, which imply the payment of an annual rent exceeding US $ 50,000. All of the lease contracts entered into by ELSA are legitimate, valid and enforceable as per their respective terms. Likewise, ELSA is not in default of any of the terms agreed in said lease contracts. Furthermore, neither the Sellers nor the Companies are aware of the existence of any situation or fact that could give rise to a claim, trial or legal action that could result in situations that could be rendered as a default imputable to the counterparts.

                                                                   Final Version
                                                        (Unofficial translation)


           The Companies have not received any notice stating the existence of expropriation proceedings, claims or trials against the owners of the real estates leased out to ELSA. Furthermore, neither the Sellers nor the Companies are aware of the existence of any situation or fact that could give rise to a claim, trial or legal action whereby the right of ownership or the possession of said real estates could be questioned.

      (c) All of the real estates owned by or used by ELSA comply with all of the zoning, purpose compatibility, architectural requirements and construction provisions and with the other applicable laws and regulations, having the respective administrative habilitations and authorizations for the performance of the activities conducted in same, the absence of which could result into a materially adverse effect.

           Likewise, there are no pending complaints, claims, administrative proceedings or trials, or any penalties imposed by the competent authorities regarding the default of the obligations and requirements described in this Number.

      (d) ELSA holds a valid, full and perfect ownership title over each and every one of its goods and chattels whether or not they are reflected in the Financial Statements as of December 31, 2003 including all the previous ones and the inventories, or whether they have been acquired subsequently to the closing of same, free from any charges and encumbrance, which are fit for purpose and in good condition of conservation save for the wearing out caused by the legitimate use.

7.19. Inventories.

      (a) ELSA has a valid, full, perfect and negotiable ownership title over its inventories, which are free from any charges and encumbrances. ELSA does not have any obligation or responsibility whatsoever to accept the returning of any items of the inventory or goods held by its clients save for what has been agreed in the ordinary course of its businesses, consistently with past practices.

      (b) The inventories are in satisfactory condition, being fit for purpose, being in such a condition that they may be used or disposed of for the purpose of ELSA's Bottling Activities, consistently with past practices.

      (c) The inventories are sufficient and adequate to cover the needs and requirements of ELSA's operations within the normal course of business.

7.20. Material Contracts.

      (a) Appendix 7.20.(a) individualizes all of the Companies' Material Contracts, which are important for their development, conduct of their activities and compliance with their purpose, for instance:

           (i) Franchise Contracts and licenses in force, entered into with The Coca-Cola Company or any of its subsidiaries.


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                                                                   Final Version
                                                        (Unofficial translation)


           (ii) Contracts and agreements entered into between any director or manager of any of the Companies, Embonor or any of Embonor's related companies with the Companies; and

           (iii) The contracts and agreements which, in the Sellers' opinion, are material to the Companies or for the conduct of their businesses or the inexistence of which could give rise to an adverse effect for the Companies; and

           (iv) Contracts entered into outside the regular line of business, the purpose of which involves the compliance of services in an amount exceeding US $ 10,000 per annum.

           (v) Contracts entered into within the regular line of business the purpose of which involves the compliance of services in an amount exceeding US $ 100,000 per annum.

      (b) Appendix 7.20.(a) lists in detail, in addition to what is stated in the preceding number, the Material Contracts that may not be unilaterally terminated without having to pay a penalty or another payment or with a prior notice greater than thirty (30) days.

      (c) The Material Contracts are valid and binding for the respective Parties; they are in full force and effect and, upon the execution of the operations contemplated in the Contract, their force shall remain unaltered, and the franchise contracts stated in Appendix 7.20.(a) respect of which the Buyer is required to have an express authorization from The Coca Cola Company, the obtaining of which is its sole responsibility.

      (d) The Companies have not infringed nor they currently violate or breach any Material Contract and, the Sellers and the Companies are not aware that any counterpart to the Companies in a Material Contract has infringed or is in a situation of contractual infringement or default.

7.21. Powers of Attorney and Related Contracts.

      (a) Appendix 7.21 (a) includes a list of all of the registered and non-registered powers of attorney, awarded by the Companies and currently in force as of the Closing Date jointly with a brief detail of the nature, extent and purpose of each one of them.

      (b) Appendix 7.21(b) includes a list of all of the contracts entered into between the Companies and Embonor or the Sellers, currently in force as of the Closing Date and a brief detail of their nature, powers and purpose of each one of them.

      (c) Except for what is stated in numbers 2 and 3 if Appendix 7.21.b, all the contracts, whether written or oral, direct or indirect, entered into and executed by the Companies with or in favor of Embonor, the Sellers or their respective affiliates, shall become extinguished, terminated or revoked on the Closing Date or prior to same, and all those contracts that have not been terminated by the Closing Date, shall be rendered as terminated as at said date.

                                                                   Final Version
                                                        (Unofficial translation)


7.22. Banking Operations.

      Appendix 7.22 includes a complete and true list of all the banks and their respective domiciles, stating the respective branch office or agency where the Companies keep an account or perform other banking operations, including escrow accounts and safety deposit boxes, stating the nature and the number of the respective account or box and the names of each and every one of the individuals authorized to perform operations with said accounts or to access the aforementioned safety deposit boxes.

7.23. Accounts and Securities Titles Receivable by ELSA.

      (a)  ELSA:

           (i) Is the owner and beneficiary of all of its accounts receivable, whether or not they are represented by invoices or securities titles, which are reflected in the Financial Statements, and of those accounts receivable generated as of the closing of same;

           (ii) No accounts receivable debtor is late in the payment of same by over one hundred and twenty (120) days, and no provision pursuant to the Accounting Norms has been set in place, save for those stated in Appendix 7.23(a)(ii); and

           (iii) To the Sellers' and the Companies' best knowledge, there are no reasons causing any security title not to be collected by ELSA under its terms.

      (b) All the accounts and securities titles receivable appearing in the Financial Statements correspond to operations validly and legally conducted during the ordinary course of business and are or shall become on demand from the debtors under the terms agreed with them.

7.24. Insurance.

      (a) Appendix 7.24(a) contains a list of the insurance policies in force which have been taken by ELSA. The insurance policies in force which have been taken by ELSA and their respective endorsements, have a coverage which, reasonably and under its terms, reasonably and sufficiently cover the risks to which ELSA is exposed in connection to its businesses.

           As of the Closing Date, all the policies taken by ELSA and stated in Appendix 7.24(a) are currently in force and their premiums are up-to-date as per what has been stipulated in each case. To the best knowledge of the Sellers and the Companies, no insurance company has refused to provide ELSA with any insurance for having considered the preexistence of a risk to be insured or the reasonable probability of occurrence, and the respective insurance company has not cancelled or terminated any insurance policy during the last five
           (5) years due to malpractice, infringements and/or defaults by ELSA.

                                                                   Final Version
                                                        (Unofficial translation)


           As of the Closing Date, the coverage of the aforementioned policies shall remain in force until the dates that are respectively stated in the policies taken by ELSA.

      (b) There is no rejected coverage affecting the insurance policies taken by ELSA nor has any notice been received in connection to the cancellation or termination of the insurance policies, or a notice to the effect that they may not be made effective under their terms, or any notices of claims affecting the contracted coverage and/or which should be reported to the insurers and/or with a pending resolution and/or payment by the insurers.

7.25. Information Systems of ELSA.

      Appendix 7.25 contains a list of the important information systems, legitimately used and operated by ELSA or leased and operated by third parties. Said information systems used by ELSA are adequate and suffice to support the operation of the businesses of ELSA in the form in which they are currently conducted, and are in good operating condition. As of the Closing Date, ELSA holds a number of software licenses equivalent to the number installations of said software. Appendix 7.25 contains the terms and conditions for the utilization of the "SOIN" system by ELSA until July 31, 2004.

7.26. Tax Obligations.

      (a) The Companies have submitted within the legal periods of time and in the required form, all the affidavits and the other forms which they have the obligation to submit regarding any taxes, imposts, duties and contributions applicable to same and/or which assess their operations without any limitation whatsoever. The Companies have filed reported their income, sales and services and made all payments on account of, advancers and withholdings which they have the obligation to make under the law, and have timely paid and in due form all taxes, interest and fines as they have the obligation to do so, as a consequence of fact originating prior to the Closing Date. For the cases where the Companies have adhered to the benefits of fractioning, tax amnesties or payment plans, they have timely complied with the payment of their obligations and are compliant, as of the Closing Date, with all of their obligations under same.

      (b) The provisions made and the amounts contemplated to cover the tax obligations in the Financial Statements, match those required in the Accounting Norms as of the respective dates consistently applied by the Companies.

      (c) There are no current agreements or consents or applications whatsoever in place for an extension or release of the term to (A) file any tax report in connection with the Companies; or, (B) for the determination or collection of any taxes related with the Companies.

      (d)  (i)   There are currently no pending requirements, inspections or administrative procedure or judicial proceedings of a tax or tax-penal nature, whether or not contentious, which the Companies and/or their managers and/or representatives have been notified about, and the

                                                                   Final Version
                                                        (Unofficial translation)


                 Companies and the Sellers are not aware of any situation or fact that could give rise to the commencement of any such proceedings, save for what is stated in Appendix 7.10(n), 7.13(a), 7.14(d) and 7.26(d)(iv);

           (ii) There are no tax benefits (exonerations, acquittals, etc.) related to the taxes assessing the Companies' assets;

           (iii) There are no agreements whereby the Companies and the Sellers have assumed taxes assessing third parties other than those stated in Appendix 7.14 (d); and

           (iv) During the 5 years immediately before the Closing Date, the Companies have not been subject to any requirements, inspections or impositions (orders of payment, fine or determination resolutions or liquidations from collection or other similar securities) by the tax authorities, resulting in a higher payment of taxes by the Companies or in a lower balance in favor of or state credit to same, other than those stated in Appendix 7.26.(d)(iv).

7.27. Indirect Shares as the Sole Assets Of SOCAP.

      The Sellers declare and guarantee the correctness, accuracy, truthfulness and force (prior to, during and after the Closing Date, as appropriate) of the following in connection with SOCAP:

      (a) The Indirect Shares are the only assets of SOCAP and the only property or right owned by SOCAP or in respect of which SOCAP exercises any rights.

      (b) SOCAP does not keep any debts, liabilities, contingencies, charges, encumbrances, or obligations, duties or civil, labor, tax contingencies or contingencies of any other nature, save for:

           (i)  the account payable to ELSA in the amount of US$ 63,000, and

           (ii) the rights which correspond to the partners of SOCAP for the participations representing the corporate capital of SOCAP.

      (c) SOCAP has not entered into any contracts, agreements or commitments of any kind, nor has it hired any workers or employees, nor does it maintain any labor, services or similar relationships.

      (d) There are no claims, complaints, demands, litigations, controversies, conflicts, judicial administrative proceedings, judicial, arbitral or of any other nature, currently in force or known by the imminent the Sellers in respect of SOCAP or its participations, save for those stated in Appendix 7.27.(d).

7.28. Competition between the Companies

      The Companies have not entered into any commitments or agreements with competitors in the industry which, directly or indirectly may restrain or limit the competitiveness, having to perform its Bottling Activities under the respective franchise contracts and the modifications of their commercial terms and conditions determined with The Coca-Cola Company.

                                                                   Final Version
                                                        (Unofficial translation)


7.29  Due Diligence

      The Sellers have granted JRL, its lawyers, advisors, accountants and any authorized representative, free access to all the tax, accounting, financial, operating and legal respects of the Companies as available at the habilitated offices of ELSA.

7.30  Compliance with the Business Agreement.

      The Sellers, in representation of Embonor, have been strictly compliant in time and forma with the obligations derived for Embonor from the Business Agreement.

7.31  Other Contracts

      (a) The Companies have not entered into any verbal and informal agreements whose consequences may give rise to materially adverse effects to the Companies.

      (b) There is no contract, agreement or another understanding granting any person a preemptive right to acquire on a free or paid basis any of the property or assets of the Companies, salvo for the case of operations materialized as part of the regular business activity of the Companies and provided that same is consistent with the past practices, save for what is stated in Appendix 7.11.(e).

7.32 Ownership, inoperativeness of CINORSA and irrelevance over the equity of ELSA.

      The Sellers declare and guarantee the correctness, accuracy, truthfulness and force as of the Closing Date, as appropriate, of the following in connection with CINORSA:

      (a) That they own 100% of the shares in CINORSA, which are free from charges and encumbrances, and the ownership of which is not a matter of any trial or controversy. Likewise, the Sellers are not aware of any situation or fact that may give rise to a claim, trial or legal action that could affect said situation.

      (b) That CINORSA is a company that is not operating and, therefore, it does not perform any business or any other kind of activities.

      (c) That ELSA has no liabilities in favor of CINORSA, and that it has not undertaken any debts, liabilities or contingencies in the name of said company, nor has it lodged any guarantees or collateral or support guaranteeing any obligation of the aforementioned company.

7.33  Nature of the Declarations.

      (a) Any declaration or guaranty of the Sellers in the Contract or in any certificate or another writ delivered by or in representation of Embonor or of the Companies, under the provisions of the Contract, have been executed bona fide and no false declaration has been made nor have any omissions been made about facts which, in the light of the circumstances in which they were made, turn out to be deceiving to the Buyer, or leading same to errors. Consequently, the declarations and guarantees in this Clause Seventh must

                                                                   Final Version
                                                        (Unofficial translation)


           contain the exact, complete, correct and true information required or intended to be set forth in the Contract. The declarations or guarantees contained in the Contract, certificates or other writs, shall not be affected nor shall be construed as waived for the mere fact that any member of the Buyer, its employees or representatives may have Known or should have known that any of said declarations, guarantees, certified documents or other writs is or could be inaccurate, incomplete or incorrect.

      (b) The declarations and guarantees made by the Sellers to the Buyer in this clause Seventh are the only statements in connection with the matters referred to in same and in respect of any other matter, business or issue related with the Companies, their businesses, and/or financial or equity position. Consequently, the Sellers shall not be responsible in any case whatsoever for the incorrectness, inaccuracy, falsehood or lack of force of any background information or document held by the Buyer and that is not contained in the declarations and warranties of this clause Seventh.


CLAUSE EIGHTH:  DECLARATIONS and GUARANTEES of the BUYER

The Buyer declares and guarantees the correctness, truthfulness and force (prior to, during and after the Closing Date, as appropriate) of the following:

8.1  Existence and Situation of the Buyer.

     The Buyer is a company duly organized, validly existing under the laws of the jurisdiction of its incorporation and is duly qualified to operate in Peru.

8.2  Authority of the Buyer.

     The Buyer has the power and authority required to enter into the Contract and each one of the acts set forth in same, to comply with its obligations and execute the operations contemplated in same. Said execution and compliance have been duly authorized by the Buyer, by way of an agreement of the respective corporate body the minutes of which is attached herewith as Appendix 8.2(a), and the representatives of the Buyer hold sufficient powers to enter into the Contract and the acts and agreements contemplated in same, as appropriate. A copy of the powers of attorney of the representatives of the Buyer are attached herewith as Appendix 8.2.(b).

8.3  No Conflict

     Neither the execution of the contract, nor the execution of the obligations contained in the instruments executed in accordance with same, determine that the Buyer or its related entities incur into a default of any obligation rising from:

     (a) Any agreement, contract, covenant or another instrument to which either of them is a party, or which determines the involvement of their assets;

     (b) Any law, ordinance, norm or regulation applicable by any governmental authority;


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     (c)  Any applicable order, resolution, sentence or decree of any court, arbitrator or governmental authority, the default of which could have an adverse effect over:

          (i) Its capacity to enter into, execute or issue or comply with its obligations pursuant to the terms of Contract or to the acts and agreements contemplated in same, or

          (ii) Its businesses, property, or financial position, in such terms that said default could have an adverse effect over the businesses, property or financial position of the Buyer, considered on an individual or joint basis.

8.4  Governmental Approval

     No declaration, registration or notification before any governmental authority is required to be made, nor to obtain the consent, approval, authorization or license, order or permit from any governmental authority whatsoever in connection with the execution and the compliance with the Contract, nor for the execution of the operations contemplated in same, except for the notification of same to SUNAT and CONASEV, when appropriate.

8.5  Due Diligence

     The Buyer and its related entities, their lawyers, advisors, accountants and any other authorized representative, have had free access to all the tax, accounting, financial, operating and legal respects of the Companies that were available at the habilitated offices of ELSA.

8.6  Compliance with the Business Agreement

     The Buyer, in representation of JRL, has given strict compliance in time and form to the obligations deriving for JRL from the Business Agreement.

8.7  Nature of the Declarations.

     (a) Any declaration or guaranty of the Buyer in the Contract or in any certificate or another writ delivered by or in representation of the Buyer, under the provisions of the Contract, have been executed bona fide and no false declaration has been made nor have any omissions been made about facts which, in the light of the circumstances in which they were made, turn out to be deceiving to the Sellers, or leading same to errors. Consequently, the declarations and guarantees in this Clause Eighth must contain the exact, complete, correct and true information required or intended to be set forth in the Contract. The declarations or guarantees contained in the Contract, certificates or other writs, shall not be affected nor shall be construed as waived for the mere fact that any member of the Sellers, their employees or representatives may have Known or should have known that any of said declarations, guarantees, certified documents or other writs is or could be inaccurate, incomplete or incorrect.


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     (b)  The declarations and guarantees made by the Buyer to the Sellers in this clause Eighth are the only statements in connection with the matters referred to in same and in respect of any other matter, business or issue related with its powers, businesses and/or financial or equity position. Consequently, the Buyer shall not be responsible in any case whatsoever for the incorrectness, inaccuracy, falsehood or lack of force of any background information or document held by the Seller and that is not contained in the declarations and warranties of this clause Eighth.


CLAUSE NINTH:  INDEMNITIES

9.1. Indemnities.

     (a) The Sellers shall indemnify the Buyer, under the terms contemplated in this Clause Ninth and in Clause Tenth, for the following:

          (i) For any Damages rising as a consequence of a Recognized Infringement.

          (ii) For any Damages rising as consequence of a Contingency Recognized as of the Month of April.

     (b) The Sellers shall indemnify the Buyer for any Damages deriving from any default of the following obligations undertaken by the Sellers by virtue of this Contract:

          (i)   The obligation to deliver the Securities.

          (ii) The payment obligations deriving from the Adjustment of Net Cash and Working Capital, as per what is set forth in Clause 6.1.

          (iii) The obligation no to compete set forth in Clause Eleventh.

          (iv)  The obligation set forth in Clause Thirteenth.

          (v)   The obligation of confidentiality set forth in Clause
                Fourteenth.

          (vi) Any other obligation stipulated in this Contract, expressly excluding those stated in Clause Seventh.

          In the assumption contemplated in this letter (b), the appropriateness of the indemnity and the amount of same, in the absence of an agreement between the Parties, shall be submitted to the Arbitrating Court, with what is provided in the remaining provisions of this clause Ninth and clause Tenth below, including the ELSA Pro rata, the SOCAP Pro rata, the Deductible or the Maximum Limit not being applicable.

          It is expressly left on record that in case of a default of the aforementioned obligations which, additionally is an Infringement or could be an Infringement, the remaining provisions of this clause Ninth and Clause Tenth below shall apply.


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     (c)  The Buyer shall indemnify the Sellers for any damages which the
          Sellers may be affected by as a consequence of a default of the obligations of the Buyer under this Contract. In the assumption contemplated in letter (c), the source of the indemnity and the amount of same, in the absence of an agreement between the Parties, shall be submitted to the Arbitrating Court.

9.2. Deductible. The Damages originated as a consequence of Recognized Infringements and/or Contingencies Recognized as of the Month of April in respect of ELSA shall give rise to Indemnities provided that they exceed the Deductible, which amounts to US$ 4 million.

     Once the amount of the Damages reaches or exceeds the above-stated amount, the Indemnities shall become effective only in excess of said Deductible.

     It is hereby and expressly left on record that the Indemnities corresponding to SOCAP shall not be subject to the Deductible and, therefore, they must be paid by the Sellers without any deduction or detraction whatsoever, notwithstanding the application of the SOCAP Pro rata and of the Maximum Limit contemplated in numbers 9.3 and 9.4. below.

9.3  Pro Rata.

     (a) ELSA Pro rata. For the excess of the Deductible and subject to the Maximum Limit stated in number 9.4 below, the Sellers' obligation to indemnify shall be enforceable only in the proportion of 60.45% over the actual amount of the Damages from Recognized Infringements in connection with ELSA (hereinafter the "ELSA Pro rata").

     (b) SOCAP Pro rata. Subject to the Maximum Limit stated in number 9.4 below, but not applying the Deductible, the Sellers' obligation to indemnify shall be enforceable only in the proportion of 81.73% over the actual amount of the Damages from Recognized Infringements in connection with SOCAP (hereinafter the "SOCAP Pro rata").

9.4. Maximum Limit. The Damages susceptible of being indemnified by the Sellers become subject to a maximum limit between US$ 30 million and US$ 60 million (hereinafter the "Maximum Limit"), and which shall be determined on the basis of the Contingencies Recognized as of the Month of April, pursuant to the procedure se forth in number 10.2, just as it is stated below:

     (a) If the Contingencies Recognized as of the Month of April amount to less than US$ 30 million, the Maximum Limit shall be US$ 30 million.

     (b) If the Contingencies Recognized as of the Month of April are equal to or higher than US$ 30 million but less than US$ 60 million, the Maximum Limit shall be the amount of the Contingencies Recognized as of the Month of April.

     (c) If the Contingencies Recognized as of the Month of April are equal to or higher than US$ 60 million, the Maximum Limit shall be US$ 60 million.


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     For the determination of the Contingencies Recognized as of the Month of
     April, it shall not be necessary for the Damage to have occurred o to have been verified as of that date. In this sense, the Arbitrating Court, if appropriate, must restrict its efforts to verify the existence of the respective contingency, for the sole purpose of determining the Maximum Limit. The foregoing is notwithstanding the Buyer's right to file a new Claim demanding the payment of an Indemnity, in case that Damage has been verified or in the future.

9.5  Examples.

     The applicability of the foregoing is illustrated in the following examples:

     o Case A: if the Contingencies Recognized as of the Month of April amount to US$ 15 million, the Maximum Limit shall be US$ 30 million.

     o Case B: if the Contingencies Recognized as of the Month of April amount to US$ 45 million, the Maximum Limit shall be US$ 45 million.

     o Case C: if the Contingencies Recognized as of the Month of April amount to US$ 70 million, the Maximum Limit shall be US$ 60 million.

     Likewise, only as an example, the applicability of the Deductible, of the ELSA Pro rata and of the Maximum Limit, determines, in connection with cases A, B and C above, the following maximum indemnity amounts to which the Sellers would be exposed:

     o    Case A: US$ 15,717,000.

     o    Case B: US$ 24,784,500.

     o    Case C: US$ 33,852,000.

9.6. Unlimited Indemnity. Notwithstanding what is set forth in numbers above, the Indemnities from Recognized Infringements are not subject to any type of Deductible or Maximum Limit and, therefore, shall amount to the total Damages, adjusted as per the ELSA Pro rata or the SOCAP Pro rata, as appropriate, in any of the following cases:

     (a) If it is evidenced before the Arbitrating Court, that the Recognized Infringement or the Damage derive from dolus, fraud or inexcusable guilt of the Sellers or of Embonor (it being understood that the situation occurs whenever there has been dolus, fraud or inexcusable guilt on the part of the Directors and Managers of Embonor, Holdings and Overseas and/or on the part of the current Chief Executive Officer of ELSA, Mr. Eduardo Lira, or on the part of the Directors of ELSA appointed by the Sellers, that is, Messrs. Hernan Vicuna, Andres Vicuna, Javier Nunez, Alfonso Bustamante and Jose Grana).

     (b) The Infringement or the Damage affect the ownership, possession or exercise of the rights entitled by the Securities (or those of the Indirect Shares), notwithstanding any other legal action that may be available. In this case neither the ELSA Pro rata nor the SOCAP Pro rata shall be applicable, save that the Infringement or Damage refers to the Indirect Shares, in which case the SOCAP Pro rata shall be applicable.


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          In no case shall the amount of the indemnities referred to in number
          9.1 exceed the Final Price of the Securities.

9.7. General Limitations to the Indemnities.

     (a) The Sellers shall not be responsible for the incremented Damages occurring due to the enactment of any legal or regulatory norm, which is not in force as of the Closing Date.

     (b) If the matter giving rise to a Claim is likewise a fact insured under an insurance policy in force with a third party, the affected Company must file the respective claim with the insured, and any indemnity obtained from said insurance company from that item shall reduce the Damage subject to indemnity, in an amount equal to the amount actually recovered by the respective Company.

     (c) Whenever either the Buyer or the Companies are entitled to demand indemnity from a third party for Damages, the Buyer must choose between (i) assigning to the Sellers the right to demand such indemnity, or (ii) executing all the acts to demand the indemnity. Any amount actually recovered by the Buyer from the third party, after all the costs, charges and reasonable expenses evidenced and incurred into by the Buyer and/or the respective Company to obtain said recovery have been deducted, the amount of the Damages shall be deducted.

     (d) Neither the Buyer nor the persons who derive their title from the Buyer may be indemnified, on a joint basis, more than once for the Damages caused by one same Recognized Infringement.

     (e) In any case, the obligation of the Sellers to indemnify the Buyer, pursuant to what is provided in clauses Ninth and Tenth of this Contract, shall become extinguished upon the elapse of 6 years as of the Closing Date, save for the case of Infringements related to claims from third parties, the judicial, arbitral or administrative proceedings of which are still pending.

9.8 Payment of the Indemnity. The Indemnity must be paid to the Buyer whenever a Recognized Infringement or a Contingency Recognized as of the Month of April has caused a Damage, and once the Buyer has complied with the obligation and with the formalities set forth in Clause Tenth below.


CLAUSE TENTH:  PROCEDURE TO DETERMINE THE INDEMNITIES

10.1. General. In case any situation giving rise or which may give rise to Indemnities occurs, the Buyer shall have access to be indemnified by the Sellers, in observance of what is set forth in Clause Ninth and pursuant to the procedure set forth in this clause.

10.2. Claims related to Contingencies Recognized as of the Month of April. In the event that, during the period of time between the Closing Date and April 29, 2004,


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                                                                   Final Version
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      the Buyer has detected a possible Infringement or if a Declared
      Contingency has occurred, the Buyer must submit to the Sellers, no later than on April 30, 2004, the Notice Letter, separately identifying each possible Infringement or materialization of Declared Contingency, and their respective quantification. The respective Claim for the facts described in the Notice Letter must be formally submitted to the Sellers no later than on May 29, 2004, in compliance with the formalities contemplated in number 10.4.

10.3. Other Claims. The Claims other than those referred to in number 10.2 above, must be filed within the periods of time contemplated in number
      10.4 below, and the formalities contemplated in number 10.5 below must be complied with.

10.4. Time for Claims. The Indemnities shall apply for the case of Damages caused by Recognized Infringements or Contingencies Recognized as of the Month of April provided that the respective Claim is filed with the Sellers within one year as of the execution of this Contract, that is, no later than on January 29, 2005, except for the case of Claims in connection with:

      (i) Matters of a labor, tax or social security nature (pensions system and ESSALUD), including remuneration and social benefits, liquidations, penalties, fines, interest or surcharges regarding said matters, which may be filed within the legally applicable periods of time prior to prescription;

      (ii) The ownership, possession or exercise of the rights awarded by the Securities, which may be filed within the appropriate period of time prior to prescription; and

      (iii) Infringements and/or Declared Contingencies related with the existence of dolus, fraud or inexcusable guilt, as per what is described in letter (a) of number 9.6., which may be filed within the appropriate period of time prior to prescription.

      (iv) Infringements occurred as a consequence of environmental damages, which may be filed within two years' time as of the Closing Date, save that there is a legal norm extending the period of time prior to the prescription of the applicable extra-contractual responsibility.

10.5. Formalities Applicable to the Claims. For the purposes of filing a Claim before the Sellers, the Buyer, separately identifying each possible Infringement or materialization of a Declared Contingency and its respective quantification, must comply with the following requirements:

      (a) Separately Identify (i) each possible Infringement or materialization of a Declared Contingency, specifying the number of the Contract that has been rendered as infringed, (ii) the facts comprising same and the reasons why they would be rendered as in Infringement or materialization of Declared Contingency, and (iii) the supported quantification of the Damage that the infringement or the materialization of the Declared Contingency would cause upon the Buyer, SOCAP or ELSA.

      (b)  Attach each and every one of the following documents:


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                                                                   Final Version
                                                        (Unofficial translation)


            (i) A report of the Independent Auditor confirming the feasibility of the Infringement or of the materialization of a Declared Contingency. Said report may be based on the opinion of experts. In case that the Independent Auditor is not, as of the time the report is requested, the external auditor of ELSA, or se if he withheld form issuing the respective report due to a conflict of interests or another plausible reason, the report must be issued by another firm if auditors appointed by the Board of ELSA, the appointment of which must be agreed with the assenting vote of at least one director appointed by The Coca-Cola Company. Appendix 6.1.2. contains the letter of the Independent Auditor stating his approval of this agreement, as far as he is concerned.

            (ii) A favorable legal opinion regarding the Claim, subscribed by a partner of a firm of lawyers of renowned experience in Peru.

            (iii) A report subscribed by the Finance Managing Department of JRL regarding of the feasibility of the Infringement and the quantification of the Claim.

            (iv) A copy of all the documentation held by the Buyer related with the Claim. The foregoing does not include complementary reports or reports other than those stated in clauses 10.5.(b).(i), 10.5.(b).(ii), 10.5.(b).(iii), or reports or documents of evaluation or internal analysis made by the Buyer.

            (v) Additionally, and at the Buyer's discretion, the opinion of a specialized third party of a renowned prestige in the matter of the Claim, supporting the existence and amount of same, as the case may be.

      (c) Attach a copy of the pertinent portion of the minutes of the Board Meeting of JRL where the submittal of the Claim or Claims is approved, or a Notary's copy of the respective minutes. The respective agreement of the Board of JRL must have been adopted with the favorable vote of all of the Directors with a right to vote, with the sole exception of the Directors appointed by The Coca-Cola Company or its affiliates.

10.6. In order for a Claim to be filed, the Infringement or Declared Contingency need not have materialized or become enforceable. If the Claim is related to the claim of a third party or to a potential claim of a third party, as per what is contemplated in number 10.8 below, it is understood that the Damage has occurred once (i) the claim is declared founded by the respective judicial, arbitral or administrative body and said award (a) becomes enforceable, (b) is not susceptible of being impugned, (c) becomes consented to, or (d) is agreed, resolved or negotiated as per what is provided in number 10.8 below. In case that the Claim is not related to a third-party claim or potential claim of a third party, the Damage shall be understood as occurred whenever all the requirements contained in the definition of Damage occur.

10.7. Impugnation of Claims. In the event that a Claim is filed by the Buyer, the following rules shall be applied:


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      (a)  if within forty five (45) days after the receipt of the Claim, the
           Sellers have not impugned same, the Infringement on which it is based shall be rendered as a Recognized Infringement.

           For the purpose of the impugnation of Claims, the Sellers must enclose a copy of (i) the report or reports prepared by a third party not subordinate to the Sellers or Embonor, of renowned prestige, supporting the rejection of the Claim; and (ii) a notarial certification of the board minutes of Embonor whereby it is recorded that the Claim impugnation agreement was adopted by all of the Directors with a right to vote, with the sole exception of the Directors appointed by The Coca-Cola Company or its affiliates.

      (b) In the event of any discrepancies between the Parties regarding the Claim and same has been communicated by the Sellers to the Buyer within the period of time stated in letter (a), the Parties shall have a period of twenty (20) days to resolve same directly between themselves.

      (c) In the event that no agreement is reached within the period of time stated in letter (b), the discrepancy may be submitted by either of the Parties to the Arbitrating Court. In case that it is the Buyer who decides to submit the discrepancy to the arbitral instance, same must place as a requirement for admittance of the demand, in addition to the appropriate requirements, a new report prepared by an independent third party of renowned prestige, other than the Independent Auditor, who is a specialist in the matter of the Claim, appointed by the Buyer from among a list of three candidates proposed by The Coca-Cola Company or an affiliate appointed by same.

10.8. Third party Claims. In case that the circumstances that may give rise to Indemnity are related with the claim filed by third party, the following rules shall be applied:

      (a) Immediately after the occurrence of a situation or threat of occurrence of a situation that gives rise or may give rise to an Indemnity, and as soon as possible, the Buyer shall file a Claim with the Sellers stating the situations, actions and other events that may give rise to an Indemnity.

      (b) Regarding those facts or circumstances that are brought to the knowledge of a judicial, administrative or supervising authority, SOCAP, ELSA, the Buyer or the defendant related entity, as appropriate, shall be the sole responsible for its own defense.

      (c) As soon as the Buyer becomes aware of the filing of a legal or administrative action in connection with an alleged Infringement, the Buyer must provide a prompt notice to the Sellers about the existence of the aforementioned action and deliver a copy of all the existing documentation in connection with said action, even though the filing of the respective Claim is still pending.

      (d) If the facts or circumstances that are brought to the knowledge of a judicial, administrative or supervising authority are related with SOCAP, the Sellers may assume the defense of the legal action, either through the appointment of the professional or professionals in charge of the defense of the accused Company; assume as an assisting third party, or assuming another processal quality permitted by the applicable laws. To this effect, the Sellers


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           must inform the Buyer their intention to assume or participate in the defense, within 30 days as of receiving the notice from the Buyer, informing same about the legal action.

           In this case, the Buyer must conduct all the acts, deliver the information and grant the Sellers and their attorneys access to the personnel, facilities, assets, documents and records as appropriate and which the Sellers reasonably request in writing in order to avoid, dispute, resist, mitigate, negotiate, agree, defend or appeal to the legal action founded on an eventual Infringement.

           If the Sellers fail to exercise this right to assume the defense within the aforementioned period of time, the Buyer or the Company being subject to the claim or the aforementioned legal action may freely decide the form how to defend said legal action, notwithstanding what is set forth in letter (e) below.

      (e) Notwithstanding the foregoing, The Party in charge of the defense, through those in charge of same, must:

           o listen to the opinion about the defense strategy eventually stated by the other Party. In case of discrepancy, the Party in charge of the defense must fundament before the other Party the reasons why the proposed defense could be detrimental to same.

           o notify the other Party, as soon as possible, about the course of the defense and the intended acts, as well as any relevant fact or circumstance occurring in the respective process.

           o listen to the other Party's opinion about the defense and the intended actions and admit, to a reasonable extent, its recommendations to avoid, dispute, resist, defend or appeal the legal action filed.

      (f) Prior to agreeing or negotiate any matter that could give rise to an Indemnity, the Buyer shall provide the Sellers with a notice of its intention to perform such action, and must abstain from doing so as long as the Sellers and not authorized same in writing. Said authorization may not be unreasonably be rejected by the Sellers. If Embonor has not objected to the Buyer's request to negotiate or agree the claim within ten (10) consecutive days as of being served with the notice, said requirement shall be rendered as approved.

10.9. Ongoing Processes. With regard to those judicial or administrative processes which as of the Closing Date are still pending, the Companies shall continue to be in charge of the defense of same under the terms as they have been doing so as at that date, having to keep the Sellers updated about any relevant fact or circumstance occurring in the respective processes.

10.10. Whenever the Indemnity is awarded to be paid in New Soles, the figure shall be translated into Dollars, at the Exchange Rate of the date of payment of the Indemnity, save that the Parties or the Arbitrating Court determine otherwise.


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CLAUSE ELEVENTH:  OBLIGATION NOT TO COMPETE

11.1. During a period of 4 years as of the Closing Date, the Sellers, Embonor and its affiliates shall abstain from:

      (a) Being the owners or holders, manage, advise, direct, finance (excluding operations in the capital market), operate, associate, control, or participate in the ownership, administration, management, guidance, operation or control of any business conducted in Peru involving Bottling Activities; either directly or indirectly, individually or in association with third parties, by themselves or on behalf of third parties, either as the sole owners, partners, shareholders, members, advisors, or representatives of an association, corporation, trust or another organization or commercial entity;

      (b) Causing, inducing or assisting any individual or legal entity to cause or induce in any way, any employee of the Companies to resign or be separated from his job or to breach an employment contract with the Companies.

11.2. The geographical reach of the obligations set forth in this clause encompasses the Republic of Peru.

11.3. The Parties expressly recognize and agree that:

      (a) The restrictions placed by this Clause are reasonable as to time and geographical limitation; and,

      (b) If during the period in force of the obligations contemplated in this Clause any governmental authority holds that the duration, extent or restrictions of what is stated in this Clause is not adequate, depending on the prevailing circumstances as of that date, the Parties agree that the duration, extent or restrictions shall be replaced by the duration, extent or restrictions as may be admitted as adequate at that time.

11.4. JRL recognizes that, regardless the fact that the Sellers, Embonor and its affiliates apply their best efforts seeking to comply with the stipulations in this clause, the areas of Tacna and Arica comprise venues within where, due to their special characteristics, certain situations of apparent default of this Clause (for instance, contraband) may be generated. In that sense, the marketing in Tacna and influence areas of products marketed and/or manufactured by Embonor and/or affiliates shall not themselves be a default of this Contract, with JRL having, in any case, to bear in mind the above-described situation prior to accuse the Sellers, Embonor and/or its affiliates of a default.


CLAUSE TWELFTH:  WAIVER OF RESOLUTORY ACTION

The Parties expressly waive the right to declare or request the resolution of this Contract, notwithstanding the right they have to demand its compulsory enforcement.


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                                                                   Final Version
                                                        (Unofficial translation)


CLAUSE THIRTEENTH:  OTHER OBLIGATIONS

12.1. Cooperation.

      Each of the Parties shall undertake to apply their best efforts to obtain all the authorizations, consents, orders and approvals as necessary to execute and comply with its obligations deriving from the Contract and to obtain all the authorizations, approvals, consents, exceptions or orders required from CONASEV or another competent authority for launching the OPA without the formality of prior appraisal contemplated in letter a) of article 31 of the OPA Regulations, and shall cooperate with the other Party in promptly obtaining said authorizations, consents, orders and approvals and in sending such notices and performing said submittals. Likewise, the Parties shall undertake not to take measures which delay, render difficult or prevent in an unreasonable fashion the obtaining of said authorizations, consents, orders or approvals.

12.2. Other Acts.

      Subject to the terms and conditions set forth in the Contract, each of the Parties shall undertake to apply its best efforts to cause all the additional actions as may be necessary, convenient, appropriate, or advisable to consummate and render the Contract effective to be carried out.

12.3. Joint and Several Liability.

      Embonor jointly and severally undertakes responsibility with the Sellers for the total, timely and entire compliance by the latter regarding all of the duties, obligations, services, stipulations and pacts pertaining to the Sellers, as agreed in the Contract. Consequently, Embonor assumes joint and several liability with the Sellers as a consequence of each and any default on their part of their aforementioned duties, obligations, services, stipulations and pacts, in identical terms and with the same extent as those contained in this Contract with regard to the Sellers.

      Specifically, Embonor assumes joint and several liability for the correctness, accuracy, truthfulness and force of the declarations and warranties set forth in Clause Seventh of Contract on the part of the Sellers, assuming the obligation to indemnify JRL under the terms contemplated in this Contract.


CLAUSE THIRTEENTH:  DISCREPANCIES AND ARBITRATION

13.1. Save where the Contract contemplates a different mechanism to settle differences, any dispute, controversy, difference or claim rising between the Parties in connection with the interpretation, execution, resolution, termination, efficacy, nullity, voidness or validity of the Contract, that may not be resolved by mutual agreement of the parties, same shall be submitted to arbitration under the law.

13.2. The arbitrators shall be three (3), with each of the Parties appointing one and the arbitrators appointed so shall appoint the third arbitrator, who shall preside the Arbitrating Court. If one of the Parties fails to appoint its arbitrator within fifteen (15)


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                                                        (Unofficial translation)


      consecutive as of receiving the request from the Party requesting the arbitration, or if within a similar period of fifteen (15) consecutive days as of the appointment of the last arbitrator, the two arbitrators fail to reach an agreement on the appointment of the third arbitrator, the designation shall be made, upon either Party's request, by the International Chamber of Commerce. None of the arbitrators may be related to the Parties.

13.3. In case that for any circumstance a substitute arbitrator should have to be appointed, same shall be appointed following the same procedure set forth in this clause for the designation of the arbitrator being replaced.

13.4. The arbitration shall be conducted in the city of Miami, United States of America, sponsored by the International Chamber of Commerce and the norms that said entity generally applies shall be used. It is expressly left on record that the Arbitrating Court established shall be authorized to set the penalties and indemnities contemplated in the Contract.

13.5. The Arbitrating Court must deliver its award within a maximum period of time of 8 months as of the designation of the last arbitrator.

13.6. The Parties shall waive the filing of recourses of appeal to or revision of the arbitral award delivered.

13.7. The expenses incurred into due to the arbitration shall be borne by the Parties in the proportions or form stated in the award, which may determine that the expenses shall be borne by only one of the Parties.

13.8. The final award of the Arbitrating Court may be enforced by any court having jurisdiction in the judicial venue where said enforcement is requested.


CLAUSE FOURTEENTH:  CONFIDENTIALITY

      Without the previous consent and in writing of the representatives of the other Party, neither of the Parties may disclose to any person the terms or conditions related with the Contract and which have not been made public as of the date this Contract is entered into, or which must be made public as per the regulation of the securities market on Communication regarding the Relevant facts in Peru, or as per the applicable norms in Chile. The obligation contemplated in this Clause shall have a duration of three (3) years as of the execution of the Contract.

      In case either of the Parties is legally or judicially required to disclose any portion of this operation and which should be kept Confidential, said Party must inform this circumstance to the other Party within 24 hours of receiving said legal or judicial requirement, in order for the other Party to be able to adopt the necessary measures to protect its right to privacy. If the filing of a defense measure does not succeed, and if the required Party is, in the opinion of its lawyers, compelled to disclose said information under threat of liability or penalty, it may disclose only that portion of the information that it is legally required to disclose without same being construed as a default of the Contract; provided that it applies its best efforts to ensure that the information shall be treated confidentially.


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                                                                   Final Version
                                                        (Unofficial translation)


CLAUSE FIFTEENTH: MISCELLANEOUS

15.1. Notices.

      All notices, requests, approvals, waivers or other communications delivered to the Parties in connection with the Contract, must be made in writing and shall be understood as having been received three (3) days after being sent via courier or facsimile, return receipt requested, addressed as follows:

      Sellers:     Embonor Holdings S.A.

                   Avenida Apoquindo N(degree) 3721, Piso 10,
                   Comuna de Las Condes, Santiago, Chile
                   562-2067722
                   Atencion:  Andres Vicuna Garcia-Huidobro


                   Embotelladora Arica Overseas
                   Avenida Apoquindo N(degree) 3721,
                   Piso 10, Comuna de Las Condes, Santiago, Chile
                   562-2067722
                   Atencion:  Andres Vicuna Garcia-Huidobro


         Buyer:    Corporacion Jose R. Lindley S.A.
                   Cajamarca 371, Rimac, Lima, Peru
                   482-3670.
                   Atencion:  Manuel Salazar Corvetto
                              Emilio Rodriguez-Larrain

Any variation in the aforementioned information must be communicated in writing to the other Party at least ten (10) consecutive days in advance, without which requirement the communications sent to the domiciles or facsimiles subject to a modification shall be rendered as correctly made.

15.2. Interpretation of the Contract.

      (a) The Parties recognize that the headers preceding the Clauses of the Contract son merely an aid for convenience of reference and shall not be borne in mind for the interpretation of their content.

      (b) All the references in the Contract to a Clause or Number, shall refer to the respective Clause or Number in said Contract.


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                                                                   Final Version
                                                        (Unofficial translation)


      (c) The references in the Contract to a Clause, shall include all the Numbers within said Clause, and the references to a Number, shall include all the paragraphs within same.

      (d) Salvo that the context calls for an interpretation otherwise, the plural shall include the singular and vice versa; and the masculine shall include the feminine and vice versa.

      (e) The word "Knowledge" includes both the fact, circumstance, event or situation that a Party (or the Companies, as appropriate) knows or should have known, as otherwise they would have acted in inexcusable guilt, either due to their position before the fact, circumstance, event or situation, of their proximity to same or of the circumstances relating that Party with said facts, circumstances, events or situations.

      (f) The adjective "Significant" has been included in the Contract bona fide and by mutual agreement between them, therefore its invocation by the Buyer shall be accepted by the Sellers as legitimate and such invocation shall not be denied, ignored, questioned, observed or rejected by the Sellers except if same in the event of a reasonable objection due to the slight relevance of the fact claimed by the Buyer.

15.3. No Waiver of Rights.

      The mere fact that either of the Parties fails to exercise some of the rights conferred to same by the Contract, in no case may be construed as a waiver of such right, which shall remain in force as long as fact giving rise to same survives. Any waiver of rights conferred by the Contract must be expressly stated in writing.

15.4. Days.

      (a) Save that it is stated that it refers to business days, the periods of time stated in days are understood as referring to consecutive days.

      (b) For the purposes of the Contract, business days shall be all those consecutive days that are not a Saturday, Sunday or non-business day for the private sector in the city of Lima, Peru or in the city of Santiago, Chile.

15.5. Entire Agreement.

      The Contract shall encompass the entire agreement of the Parties regarding the purpose of same, and it supersedes all previous agreements, either written or oral, between Embonor and JRL in connection with said purpose, including the Business Agreements, save that in connection with what is provided in number 2 of the Clause Fifth of the Business Agreement, which shall remain in force, and in those other cases expressly contemplated in this Contract.

15.6. Exchange Rate

      For the conversion of Dollars into New Soles and for the conversion of New Soles into Dollars, the last average Exchange Rate between the purchase and sale prices published by the Superintendency of Banks and Insurance in the El Peruano Newspaper on the respective day (the "Exchange Rate") shall be used.


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15.7. Appendixes.

      The Appendixes to the Contract shall form an integral part of same, therefore the reference to said Contract shall include the reference to said Appendixes.

15.8. Applicable Law.

      The Contract shall be subject to the laws of the Republic of Peru.

IN WITNESS WHEREOF, the parties sign in Lima, this 29th day of January of year 2004.



CORPORATION JOSE R. LINDLEY S.A.
Name: Johnny Lindley T.             Manuel Salazar C.        Emilio Rodriguez L.
Position: President              Chief Executive Officer           Director







EMBONOR HOLDINGS S.A.
Name: Andres Vicuna               Cristian Hohlberg R.       Emilio Rodriguez L.
Garcia-Huidobro                        Attorney                    Director
Position: Manager







EMBOTELLADORA ARICA OVERSEAS
Name: Andres Vicuna             Jose Tomas Errazuriz Grez
 Garcia-Huidobro                        Attorney
Position: Manager







COCA-COLA EMBONOR S.A.
Name: Andres Vicuna               Cristian Hohlberg R.
Garcia-Huidobro                     Business Manager
Position: Manager


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SOCIEDAD DE CARTERA DEL
PACIFICO S.R.L.
Name: Ximena Benavides
Reverditto
Position: Manager